EXECUTION VERSION

Exhibit 10.25

Portions of this exhibit marked [*] are requested to be treated confidentially.

MERGER AGREEMENT

among

AYTU BIOSCIENCE, INC.,

NUELLE, INC.,

Aytu Acquisition Corporation, INC.,

Aytu Holdings, LLC,

and

EARL BRIGHT,

AS REPRESENTATIVE

dated as of

May 3, 2017

TABLE OF CONTENTS
(Continued)

 ii

TABLE OF CONTENTS
(Continued)

 iii

Annexes, Exhibits and Schedules:

Annex 1:	Earnout Calculation

Exhibit A:	Form of Certificate of Incorporation of the Initial Surviving Corporation

Exhibit B:	Paying Agent Agreement

Exhibit C:	Form of Letter of Transmittal

MERGER AGREEMENT

This Merger Agreement (this “Agreement”), dated as of May 3, 2017 (the “Agreement Date”), is entered into among NUELLE, INC., a Delaware corporation (“Company”), AYTU BIOSCIENCE, INC., a Delaware corporation (“Parent”), Aytu Acquisition Corporation, INC., a Delaware corporation and wholly-owned Subsidiary of Parent (“Merger Sub”), AYTU HOLDINGS, LLC, a Delaware limited liability company and wholly-owned Subsidiary of Parent (“Second Merger Sub”, and together with the Merger Sub, the “Merger Subs”) and, solely in its capacity as representative of the Company Securityholders, Earl Bright (the “Representative”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Article 9 hereof.

RECITALS

A.           The Board of Directors of Parent, Company and Merger Sub believe it is in the best interests of their respective companies for Company and Merger Sub to combine into a single company through the statutory merger of Merger Sub, a direct wholly-owned subsidiary of Parent, with and into Company, with Company surviving the merger (the “Merger”), upon the terms and conditions set forth in this Agreement and pursuant to the First Certificate of Merger (as defined in Section 1.2);

B.           Immediately following the Merger, the Initial Surviving Corporation (as defined in Section 1.1) will merge (the “Second Merger”, and together with the Merger, the “Mergers”) with and into Second Merger Sub upon the terms and conditions set forth in this Agreement and pursuant to the Second Certificate of Merger (as defined in Section 1.2);

C.           In furtherance of the foregoing recitals, the Board of Directors of Company (the “Company Board”) has unanimously (a) determined that it is in the best interests of Company and its stockholders (the “Stockholders”), and declared it advisable, to enter into this Agreement with Parent and Merger Subs, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers, and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the Stockholders;

D.           The Board of Directors of Parent and Merger Sub, and Parent, in its capacity as the sole stockholder of Merger Sub and the sole member of Second Merger Sub, have each, upon the terms and subject to the conditions set forth herein, approved and consented to the Mergers, the execution by Parent and Merger Subs of this Agreement and the consummation of the transactions contemplated hereby in accordance with the DGCL (as defined in Section 1.1) and the DLLCA (as defined in Section 1.1) as well as all other applicable Law;

E.           Promptly following the execution of this Agreement, in order to induce Parent and Merger Subs to enter into this Agreement, Company shall use its commercially reasonable efforts to obtain and deliver to Parent an executed Action by Written Consent of the Stockholders adopting this Agreement, executed by Stockholders holding at least 95% of the outstanding equity securities of the Company (the “Required Stockholder Approval”);

F.           For federal income Tax purposes, it is intended that (i) the Merger and the Second Merger constitute an integrated plan described in Rev. Rul. 2001-46, 2001-2 C.B. 321 (the “Integrated Transaction”), (ii) the Integrated Transaction shall qualify as a reorganization under Section 368 of the Code and the Treasury Regulations promulgated thereunder, and (iii) this Agreement constitutes a plan of reorganization within the meaning of Section 368(a) of the Code; and

G.           The parties desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Mergers.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

Article 1.
THE MERGERS

Section 1.1           The Mergers.

(a)          On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time, (a) Merger Sub will merge with and into Company, and (b) the separate corporate existence of Merger Sub will cease and Company will continue its corporate existence under the DGCL as the surviving corporation in the Merger (sometimes referred to herein as the “Initial Surviving Corporation”). As a result of the Merger, the Initial Surviving Corporation shall become a wholly-owned Subsidiary of Parent.

(b)          Immediately following the consummation of the Merger, upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the Delaware Limited Liability Company Act (the “DLLCA”), the Initial Surviving Corporation will be merged with and into Second Merger Sub pursuant to the Second Certificate of Merger (as defined in Section 1.2). Upon consummation of the Second Merger, the separate corporate existence of the Initial Surviving Corporation will cease and Second Merger Sub shall continue as the surviving company (the “Surviving Company”).

(c)          At the Effective Time (as defined below), the effect of the Mergers shall be as provided in this Agreement and the Certificates of Merger (as defined below) and as provided by the applicable provisions of the DGCL and DLLCA. Without limiting the generality of the foregoing, and subject thereto, upon the consummation of the Merger, all the property, rights, privileges and powers of Company and the Merger Sub shall vest in the Initial Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of those corporations shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Initial Surviving Corporation, all as provided under the DGCL, and then upon the consummation of the Second Merger, all the property, rights, privileges and powers of the Initial Surviving Corporation shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of those corporations shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company, all as provided under the DLLCA.

Section 1.2           Closing; Effective Time. The closing of the Merger, the Second Merger and the other transactions contemplated by this Agreement (the “Closing”) shall take place through the remote exchange of electronic copies of executed documents (a) on the next Business Day following the satisfaction or waiver of the conditions to the Closing set forth in Article 2 below (other than conditions which are to be satisfied or waived on the Closing Date, which conditions shall be satisfied on the Closing Date), or (b) at such other place or such other date as is mutually agreeable to the parties hereto. The date of the Closing is herein referred to as the “Closing Date.” The parties anticipate the Closing Date will be May 5, 2017. At the Closing, Merger Sub and Company shall cause a certificate of merger (the “First Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. Also at the Closing, the Second Merger Sub and the Initial Surviving Company shall cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware in accordance with the DLLCA (the “Second Certificate of Merger”, and together with the First Certificate of Merger, the “Certificates of Merger”). The Mergers shall become effective as of the date and time of such filing or such other time after such filing as the parties shall agree in the Certificates of Merger (the “Effective Time”). In the event of a conflict between this Agreement and the Certificates of Merger, to the extent permitted by applicable Law, this Agreement shall govern.

Section 1.3           Certificate of Incorporation; Bylaws; Directors and Officers.

(a)          At the Effective Time, the certificate of incorporation of the Initial Surviving Corporation shall be amended so as to read in its entirety as set forth in Exhibit A, until thereafter changed or amended as provided therein or by applicable Law.

(b)          At the Effective Time, the bylaws of the Initial Surviving Corporation shall be the bylaws of Company as in effect immediately prior to the Effective Time, until thereafter changed or amended or repealed as provided therein, in the certificate of incorporation of the Initial Surviving Corporation or by applicable Law.

(c)          From and after the Effective Time, Josh Disbrow, Michael Malcaluso, Gary Cantrell, Carl Dockery and John Donofrio, Jr. shall be the directors, and Josh Disbrow (CEO), Jarrett Disbrow (COO) and Greg Gould (CFO) shall be the officers, of the Initial Surviving Corporation and Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal or otherwise ceasing to be a director or officer or until their respective successors are duly elected or appointed and qualified.

(d)          At the Effective Time all Convertible Debt and Unpaid Contractual Obligations shall be converted into the right to receive a portion of the Aggregate Merger Consideration, as set forth in the Distribution Schedule.

(e)          At the Effective Time, except as otherwise provided in Section 1.5, each share of Company Preferred Stock outstanding immediately prior to the Effective Time shall be converted, without any action on the part of holders thereof, into the right to receive a portion of the Aggregate Merger Consideration, without interest, calculated and distributed in accordance with the Company Charter, as in effect immediately prior to the Effective Time, and as set forth in the Distribution Schedule.

(f)          At the Effective Time, except as otherwise provided in Section 1.5, each share of Company Common Stock outstanding immediately prior to the Effective Time and each option or Warrant to purchase Company Stock shall be cancelled.

(g)          At the Effective Time, each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Initial Surviving Corporation.

(h)          From and after the Effective Time, the holders of certificates evidencing ownership of the shares of Company Stock (“Company Stock Certificates”) outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Stock except as otherwise provided for herein or under applicable Law.

Section 1.4           Surrender and Payment.

(a)          Prior to the Effective Time, Parent shall appoint VStock Transfer, LLC (the “Paying Agent”) to act as paying agent in connection with the consideration to be paid to the Company Securityholders pursuant to a paying agent agreement among Parent, Representative and Paying Agent in the form attached hereto as Exhibit B (the “Paying Agent Agreement”). All of Paying Agent’s fees and expenses shall be borne by Parent.

(b)          As soon as practicable following the date hereof, Company shall, or shall cause the Paying Agent to, send a notice, Letter of Transmittal in the form attached hereto as Exhibit C (the “Letter of Transmittal”) and acknowledgements of cancellation to each Company Securityholder advising such holder of the Mergers and the procedure for surrendering to the Paying Agent such holder’s certificate(s) representing Company Stock or Convertible Debt (collectively, “Exchange Documentation”) in exchange for the payment of such portion of the Aggregate Merger Consideration to which the Company Securityholders are entitled pursuant to Section 1.3. Each Company Securityholder, upon proper surrender of Exchange Documentation to the Paying Agent in accordance with the instructions in such notice, shall be entitled to receive, in exchange therefor, the payments required by Section 1.3. Until properly surrendered, such Exchange Documentation shall be deemed for all purposes to evidence only the right to receive the payments required by Section 1.3. All Parent Shares will be book entry only.

(c)          Company shall deliver to Parent, at least three (3) Business Days prior to the Closing Date, a distribution schedule (the “Distribution Schedule”), setting forth Company’s calculation of how the Aggregate Merger Consideration shall be allocated among the Company Securityholders and Creditors with Unpaid Contractual Obligations, in addition to an electronic copy thereof in Microsoft Excel format. Parent shall be able to rely on, and shall have no liability to any party to this Agreement or to any Company Securityholder, Company shareholder or Company Creditor for any payment not reflected on the Distribution Schedule. The Distribution Schedule shall include:

(i)          the name and address (as listed in the corporate record books of Company);

(ii)         the allocation of the Aggregate Merger Consideration among the Creditors and Company Securityholders, determined in accordance with the Company Charter as in effect as of immediately prior to the Effective Time, including the allocation of any cash consideration and any Parent Shares issuable to each Company Securityholder and the allocation of the Closing Merger Consideration payable to each Creditor and Company Securityholder.

(d)          At the Closing, Parent shall deposit the Closing Merger Consideration with the Paying Agent. Promptly after the Effective Time, Parent shall cause the Paying Agent to deliver to each Company Securityholder who has completed and returned the requisite Exchange Documentation to the Paying Agent, together with Company Stock Certificates representing outstanding shares of Company Stock or original copies of the Company’s Convertible Debt notes (or an affidavit of lost instrument in form reasonably acceptable to Parent but without any bond) and any Company Creditors, the Closing Merger Consideration payable to such Company Securityholder or Creditor, and in any event within three (3) Business Days after return of such documentation to the Paying Agent; provided, however, that Parent shall cause the Paying Agent to deliver the Closing Merger Consideration on the Closing Date to each Company Securityholder who at least three (3) Business Days prior to the Closing has completed and returned the requisite Exchange Documentation to the Paying Agent, together with Company Stock Certificates representing outstanding shares of Company Stock or original copies of the Company’s Convertible Debt notes (or an affidavit of lost instrument in form reasonably acceptable to Parent but without any bond) and any Company Creditors.

(e)          Parent shall not be required to pay any amount of the Closing Merger Consideration or any portion of any Earnout Payment to any Company Securityholder until receipt by the Paying Agent from such Company Securityholder of properly completed and executed Letters of Transmittal and the applicable Company Stock Certificate or original Convertible Debt note (or an affidavit of lost instrument in form reasonably acceptable to Parent but without any bond (except as may be required by the Paying Agent)).

(f)          The Parent Shares pursuant to the terms of this Agreement will be issued in a transaction exempt from registration under the Securities Act by reason of Section 4(a)(2) thereof and/or Regulation D promulgated under the Securities Act and may not be re-offered or resold other than in conformity with the registration requirements of the Securities Act and such other applicable rules and regulations or pursuant to an exemption therefrom. Until the resale by the Company Securityholders or Creditors of their Parent Shares has become registered under the Securities Act, or otherwise transferable pursuant to an exemption from such registration otherwise required thereunder, the Parent Shares issued to the Company Securityholders or Creditors shall be characterized as “restricted securities” under the Securities Act and, if certificated, shall bear the following legend (or if held in book entry form, will be noted with a similar restriction):

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY, AND THE RESALE OF SUCH SHARES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT.”

Parent agrees to cooperate in a timely manner with the Company Securityholders or Creditors holding registrable securities to remove any restrictive legends or similar transfer instructions from the registrable Securities upon the registration of the registrable securities or in the event that the registrable securities are otherwise transferable pursuant to an exemption from registration otherwise required thereunder.

(g)          At such times and subject to the terms and conditions set forth in Annex 1 hereto, as additional consideration for the Merger, and subject to the setoff rights of Parent Indemnitees pursuant to Article 7 hereof, after the Effective Time, Parent shall deliver the Earnout Payments to Paying Agent to distribute to the Company Securityholders and Creditors in accordance with each the Distribution Allocation. Any such Earnout Payments, including, without limitation, the Accelerated Payment, shall be payable in cash and/or Parent Shares (valued at the average closing price of Parent Shares as reported on OTC Markets (or such national or foreign securities exchange on which Parent’s shares are listed) for the ten (10) trading days immediately prior to the date of issuance), pursuant to an allocation of 60% in cash and 40% in Parent Shares, unless otherwise agreed by Parent and the Representative in writing.

(h)          Until surrendered in accordance with this Agreement, each Company Stock Certificate or Convertible Debt note shall represent after the Effective Time for all purposes only the right to receive payment as provided in this Agreement.

(i)          At any time following the day that is twelve (12) months after the Effective Time, the Parent shall be entitled to require the Paying Agent to deliver to it any funds (including any earnings received with respect thereto) and Parent Shares that had been made available to the Paying Agent with respect to the Closing Merger Consideration and that have not been disbursed to Company Securityholders and thereafter such Company Securityholders shall be entitled to look only to the Parent (subject to abandoned property, escheat or other similar Laws) and only as general creditors thereof with respect to the applicable portion of Closing Merger Consideration payable to them, without interest thereon.

Section 1.5           Treatment of Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Stockholders who have properly demanded appraisal of their shares of Company Stock (“Dissenting Shares”) pursuant to, and who comply in all respects with, the provisions of Section 262 of the DGCL shall not have such shares converted as provided herein, but instead such Stockholders shall be entitled to such rights (and only such rights) as are granted under Section 262 of the DGCL. At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall automatically be canceled and extinguished and shall cease to exist, and except as otherwise provided by Law, each holder of Dissenting Shares shall cease to have any rights with respect thereto other than the rights granted pursuant to Section 262 of the DGCL. Notwithstanding the foregoing, if any Stockholder shall fail to validly perfect or shall otherwise waive, withdraw or lose the right to appraisal under Section 262 of the DGCL, or if a court of competent jurisdiction shall determine that such Stockholders are not entitled to the relief provided by Section 262 of the DGCL, then the rights of such Stockholders under Section 262 of the DGCL shall cease and such Dissenting Shares shall be deemed to have been converted at the Effective Time as set forth in Section 1.4(a) or Section 1.4(b), as applicable. Prior to the Closing, Company shall give Parent prompt written notice of any demands for appraisal with respect to Dissenting Shares (“Appraisal Demands”), and Parent shall have the opportunity to participate in all negotiations and proceedings with respect to such Appraisal Demands, and any settlements with respect thereto shall not be entered into without the prior written consent of Representative and Parent (such consents not to be unreasonably conditioned, withheld or delayed). From and after the Closing, the Representative shall be entitled to assume the defense of any Appraisal Demands, whether such Appraisal Demands were commenced before or after the Closing; provided that Parent shall have the opportunity to participate in all negotiations and proceedings with respect to such Appraisal Demands, and any settlements with respect thereto shall not be entered into without the prior written consent of Parent (such consent not to be unreasonably conditioned, withheld or delayed). After the Closing, Parent shall give the Representative prompt written notice of any Appraisal Demands. Any payments to be made in respect of Dissenting Shares shall be made by Parent and/or the Surviving Company.

Section 1.6           No Further Ownership Rights in Company Stock. The consideration paid in accordance with the terms hereof (shall be deemed to have been paid in full satisfaction of all rights pertaining to Company Stock (including any rights to receive accrued but unpaid dividends or any liquidation preference on Company Stock, if any), and, from and after the Effective Time, the Stockholders shall cease to have any rights with respect to the shares of Company Stock (including any rights to receive any accrued but unpaid dividends or any liquidation preference on such shares, if any) except as otherwise expressly provided for in this Agreement. At the Effective Time, the stock transfer books of Company shall be closed, and thereafter there shall be no further registration of transfers on the records of the Surviving Company of shares of Company Stock. If, after the Effective Time, Company Stock Certificates are presented to Parent or the Surviving Company for any reason, they shall be canceled and exchanged as provided and in accordance with this Section 1.6.

Section 1.7           Lost Certificates. If any Company Stock Certificate or Convertible Debt note shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate or Convertible Debt note to be lost, stolen or destroyed, and an indemnity, reasonably satisfactory to Parent, the Surviving Company and their Affiliates, against any claim that may be made against any of them with respect to such Company Stock Certificate or Convertible Debt note, but without any bond (except as may be required by the Paying Agent), Parent or the Surviving Company shall pay, or shall cause the Paying Agent to pay, in exchange for such lost, stolen or destroyed Company Stock Certificate or Convertible Debt note, the applicable Distribution Allocation as contemplated by this Article 1.

Section 1.8           Withholding. Parent, Merger Sub, the Company, the Surviving Company, the Paying Agent and the Representative (as applicable) shall be entitled to deduct and withhold from the amounts payable under this Agreement such amounts as may be required to be deducted and withheld under the Code, and any other applicable Tax Laws, that are set forth on the Distribution Schedule or that the Parent is entitled to withhold as set forth in the instructions in the Exchange Documentation. Any such withheld amount shall be timely paid over to the appropriate Governmental Authority and treated as though it had been paid to the Person in respect of which such withholding was required.

Section 1.9           Interest; No Liability. All payments made pursuant to this Article 1, whether at the Closing or afterwards, shall be without interest. None of Parent, Merger Sub or the Surviving Company shall be liable to any Person in respect of any cash or securities delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 1.10         Adjustments to Prevent Dilution. Without limiting the other provisions of this Agreement, in the event that Company changes the number of shares of Company Stock issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the consideration paid in accordance with this Agreement shall be equitably adjusted to reflect such change.

Section 1.11         Tax Treatment. It is intended by the parties hereto that the Integrated Transaction constitute a reorganization within the meaning of Section 368(a) of the Code. Each of the parties hereto adopts this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations. Both prior to and after the Closing, each party’s books and records shall be maintained, and all federal, state and local income Tax Returns and schedules thereto of the parties hereto shall be filed, in a manner consistent with the Integrated Transaction’s being qualified as a merger under Section 368(a)(1)(A) of the Code (and comparable provisions of any applicable state or local laws), except to the extent the Integrated Transaction is determined in a final administrative or judicial decision not to qualify as a reorganization within the meaning of Code Section 368(a).

Article 2.
CONDITIONS TO MERGERS

Section 2.1           Conditions to All Parties’ Obligations. The obligations of Parent, Merger Subs and Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions:

(a)          no court or other Governmental Authority shall have issued, enacted, entered, promulgated or enforced any Law or order (whether or not temporary or final and non-appealable, and that has not been vacated, withdrawn or overturned), restraining, enjoining or otherwise prohibiting the Merger;

(b)          this Agreement shall not have been terminated in accordance with Article 6;

(c)          the Required Stockholder Approval shall have been attained; and

(d)          there shall be no Action pending against Parent, Merger Subs or Company or any of their respective Affiliates by any Governmental Authority in which such Governmental Authority is (i) seeking to enjoin or make illegal, delay or otherwise restrain or prohibit the consummation of, or to have rescinded, the Merger; or (ii) seeking to impose any criminal sanctions on Parent, Merger Subs or Company in connection with the Merger.

Section 2.2           Conditions to Parent’s and Merger Subs’ Obligations. The obligation of Parent and Merger Subs to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver of the following conditions as of the Closing Date:

(a)          each of the representations and warranties of Company contained in Article 3 that is (i) qualified as, to, or by Material Adverse Effect shall be true and correct in all respects as of the Closing Date as if made anew as of such date (except to the extent any such representation and warranty expressly relates to an earlier date (in which case as of such earlier date)) and (ii) not qualified as to or by Material Adverse Effect shall be true and correct as of the Closing Date as if made anew as of such date (except to the extent any such representation and warranty expressly relates to an earlier date (in which case as of such earlier date)), except where any failure of any such representation and warranty referred to in this clause (ii) to be true and correct has not had or will not have a Material Adverse Effect;

(b)          Company shall have performed in all material respects all of the covenants and agreements under this Agreement that are required to be performed by it at or prior to the Closing;

(c)          from the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Company;

(d)          holders of no more than five percent (5.0%) of the aggregate outstanding Company Common Stock and Company Preferred Stock (calculated on an as-converted to Company Common Stock basis) as of the Effective Time will have elected to exercise (and will not have withdrawn or otherwise lost their ability to seek) dissenters’, appraisal or similar rights under Delaware law with respect to such shares;

(e)          Company will have delivered to Parent each of the following:

(i)          a certificate of Company executed by a duly authorized officer thereof, dated as of the Closing Date, stating that the preconditions specified in subsections (a) and (b) above as they relate to Company have been satisfied;

(ii)         evidence of Cash on Hand;

(iii)        a copy of the Paying Agent Agreement duly executed by the Representative;

(iv)        a certificate conforming to the requirements of Treasury Regulations Section 1.1445-2(c)(3);

(v)         certified copies of the resolutions duly adopted by the Company Board authorizing the execution, delivery and performance of this Agreement, the Mergers and the other transactions contemplated hereby;

(vi)        (A) a certified copy of the Company Charter and (B) a certificate of good standing from the Secretary of State of the State of Delaware dated within five (5) Business Days of the Closing Date;

(vii)       the resignations, effective as of the Closing, from all Company directors, officers, employees and contractors;

(viii)      an electronic copy of the true, correct and complete contents of the Dataroom, which shall be delivered promptly after the Closing; and

(ix)         duly executed copies of consulting agreements with the following individuals in a form satisfactory to Parent: Karen Long, Leah Millheiser, Earl Bright, Traci Chu and Mary Beth Kreissler.

Section 2.3           Conditions to Company’s Obligations. The obligations of Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions as of the Closing Date:

(a)          each of the representations and warranties of Parent contained in Article 4 that is (i) qualified as, to, or by Material Adverse Effect shall be true and correct in all respects as of the Closing Date as if made anew as of such date (except to the extent any such representation and warranty expressly relates to an earlier date (in which case as of such earlier date)) and (ii) not qualified as to or by Material Adverse Effect shall be true and correct as of the Closing Date as if made anew as of such date (except to the extent any such representation and warranty expressly relates to an earlier date (in which case as of such earlier date)), except where any failure of any such representation and warranty referred to in this clause (ii) to be true and correct has not had or will not have a Material Adverse Effect on Parent’s or Merger Sub’s ability to perform the transactions contemplated hereby;

(b)          each of Parent and Merger Subs shall have performed in all material respects all of its respective covenants and agreements under this Agreement that are required to be performed by it at or prior to the Closing;

(c)          from the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to Parent;

(d)          Parent shall have delivered to Company each of the following:

(i)          a certificate of Parent executed by a duly authorized officer thereof, dated as of the Closing Date, stating that the preconditions specified in subsections (a) and (b) hereof have been satisfied;

(ii)         a copy of the Paying Agent Agreement duly executed by Parent and the Paying Agent;

(iii)        certified copies of the resolutions duly adopted by Parent’s and Merger Sub’s Board of Directors and Parent, in its capacity as sole Stockholder of Merger Sub and the sole member of Second Merger Sub authorizing the execution, delivery and performance of this Agreement, the Mergers and the other transactions contemplated hereby; and

(iv)        (A) a certified copy of the certificate of incorporation and bylaws of Parent and Merger Subs and (B) a certificate of good standing or equivalent certificate from the jurisdictions in which Parent and Merger Subs are incorporated, in each case, dated within five (5) Business Days of the Closing Date.

Section 2.4           Waiver of Conditions. All conditions to the Closing will be deemed to have been satisfied or waived from and after the Closing.

Article 3.
REPRESENTATIONS AND WARRANTIES OF COMPANY

Except as set forth in the correspondingly numbered Section of the Company Disclosure Schedules, Company represents and warrants to Parent and Merger Sub that the statements contained in this Article 3 are true and correct as of the date hereof. Any information, qualifications or disclosure in one section of the Company Disclosure Schedule shall be deemed to have been disclosed in all other sections of the Company Disclosure Schedule to the extent the relevance of such information, qualification or disclosure is readily apparent from the text of such disclosure and the corresponding Section of this Article 3, notwithstanding the omission of an appropriate cross-reference to such other section.

Section 3.1           Organization and Qualification of Company. Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 3.1 of the Company Disclosure Schedules sets forth each jurisdiction in which Company is licensed or qualified to do business, and Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect.

Section 3.2           Authorization.

(a)          Company has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Company of this Agreement, the performance by Company of its obligations hereunder and the consummation by Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Company. This Agreement has been duly executed and delivered by Company, and this Agreement constitutes, legal, valid and binding obligations of Company enforceable against Company in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

(b)          The Company Board, at a meeting duly called and held at which all directors of Company were present, duly and unanimously adopted resolutions (i) determining that the terms of this Agreement, the Mergers and the other transactions contemplated hereby are fair to and in the best interests of the Stockholders, (ii) approving and declaring advisable this Agreement and the transactions contemplated hereby, including the Mergers, (iii) directing that this Agreement be submitted to the Stockholders for adoption and approval and (iv) resolving to recommend that the Stockholders vote in favor of the adoption and approval of this Agreement and the transactions contemplated hereby, including the Mergers, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

(c)          The Required Stockholder Approval is the only approval of the holders of any class or series of Company’s capital stock or other securities required in connection with the consummation of the Merger.

Section 3.3           Capitalization.

(a)          The authorized capital stock of Company consists of 65,000,000 shares of Company Common Stock, 29,313,755 shares of Series A Preferred Stock, and 14,686,245 shares of Series A-1 Preferred Stock. The respective rights, restrictions, privileges and preferences of Company Preferred Stock are as stated in the Company Charter. Each share of Company Preferred Stock is presently convertible into Company Common Stock on the basis set forth in the Company Charter and the consummation of the transactions contemplated hereby will not result in any anti-dilution adjustment or other similar adjustment to the outstanding shares of Company Preferred Stock.

(b)          The Distribution Schedule sets forth a true and complete list of all Company Securityholders and the portion of the Aggregate Merger Consideration each is to receive. The Company represents and warrants that all Company Securityholders are “accredited investors” as such term is defined in Rule 501(a) under the Securities Act.

(c)          All of the outstanding shares of Company Stock have been duly authorized and validly issued and are fully paid, non-assessable and, except as set forth on Section 3.3(c) of the Company Disclosure Schedules, free of preemptive or similar rights. All of the issued and outstanding shares of Company Stock were issued in compliance with all applicable state and federal Laws concerning the issuance of securities. Except as set forth on the Distribution Schedule, Company does not have any other equity securities or securities containing any equity features authorized, issued or outstanding, and there are no agreements, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by Company.

Section 3.4           Subsidiaries. Section 3.4 of the Company Disclosure Schedules lists each of the Subsidiaries of Company as of the date hereof and its place of organization and sets forth, for each Subsidiary that is not, directly or indirectly, wholly-owned by Company, (x) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof and (y) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date hereof, are owned, directly or indirectly, by Company. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of Company that is owned directly or indirectly by Company have been validly issued, were issued free of pre-emptive rights and are fully paid and non-assessable, and are free and clear of all Encumbrances, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests, except for any Encumbrances (x) imposed by applicable securities Laws or (y) arising pursuant to the certificate of incorporation, by-laws or similar organizational documents of any non-wholly-owned Subsidiary of Company. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 3.5           No Conflicts; Consents. The execution, delivery and performance by Company of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Company Charter or the by-laws or other organizational documents of Company; (b) conflict with or result in a violation or breach in any material respect of any provision of any Law or Governmental Order applicable to Company; (c) except as set forth in Section 3.5 of the Company Disclosure Schedules, require the consent, notice or other action by any Person under, or to the Knowledge of Company, (i) conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or (ii) result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Material Contract or any material Permit affecting the properties, assets or business of Company; or (d) result in the creation or imposition of any Encumbrance, other than Permitted Encumbrances, on any material properties or assets of Company. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.6           Financial Statements. Complete copies of Company’s Financial Statements consisting of the unaudited balance sheet of Company as at December 31 in each of the years 2014, 2015 and 2016 and the related unaudited statements of income and retained earnings, stockholders’ equity and cash flow for the years then ended (the “Year-End Financial Statements”), and statements consisting of the unaudited balance sheet of Company as at March 31, 2017 and the unaudited related statements of income and retained earnings, stockholders’ equity and cash flow for the calendar period then ended (the “Interim Financial Statements” and together with the Year-End Financial Statements, the “Financial Statements”) have been delivered to Parent. Except as disclosed on Section 3.6 of the Company Disclosure Schedules, the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes. The Financial Statements are based on the books and records of Company, and fairly present in all material respects the financial condition of Company as of the respective dates they were prepared and the results of the operations of Company for the periods indicated, subject to normal and recurring year-end adjustments and the absence of notes. The balance sheet of Company as of December 31, 2016 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the balance sheet of Company as of March 31, 2017 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”. Except as set forth on Section 3.6 of the Company Disclosure Schedules, Company maintains a standard system of accounting established and administered in accordance with GAAP.

Section 3.7           Undisclosed Liabilities; Cash on Hand. Company has no Liabilities that would be required to be disclosed, set forth or reserved against on a balance sheet of Company prepared in accordance with GAAP except (a) those which are adequately reflected or reserved against in the Interim Balance Sheet as of the Interim Balance Sheet Date, (b) Liabilities incurred in connection with the transactions contemplated hereby and that are included in the Securityholder Transaction Expenses, (c) those which have been incurred in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date and (d) Liabilities set forth on Section 3.7 of the Company Disclosure Schedules. Company has not incurred additional liabilities in excess of $10,000 since the date of the Interim Balance Sheet. Company represents and warrants that Cash on Hand equals or exceeds $600,000 and aggregate liabilities of the Company do not exceed $100,000.

Section 3.8           Absence of Certain Changes, Events and Conditions. Except as set forth on Section 3.8 of the Company Disclosure Schedules or in accordance with Section 5.1(b) hereof, since the Interim Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to Company, any:

(a)          event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Company;

(b)          an amendment of the Company Charter or the by-laws or other organizational documents of Company;

(c)          split, combination or reclassification of any shares of its capital stock;

(d)          issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(e)          declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;

(f)          material change in any method of accounting or accounting practice of Company except as required by GAAP or as disclosed in the notes to the Financial Statements;

(g)          material change in Company’s cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(h)          entry into any Contract that would constitute a Material Contract;

(i)          incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(j)          transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements other than in each case in the ordinary course of business consistent with past practice;

(k)          transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Intellectual Property other than, in each case, in connection with a sale of Products in the ordinary course of business consistent with past practice;

(l)          damage, destruction or loss (whether or not covered by insurance) to its property having a replacement cost in excess of Five Thousand Dollars ($5,000);

(m)          any capital investment in, or any loan to, any other Person;

(n)          acceleration, termination, material modification to or cancellation of any Material Contract to which Company is a party or by which it is bound;

(o)          any capital expenditures in excess of Five Thousand Dollars ($5,000) individually or Fifteen Thousand Dollars ($15,000) in the aggregate;

(p)          imposition of any material Encumbrance upon any of Company properties, capital stock or assets, tangible or intangible other than Permitted Encumbrances;

(q)          (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee, or any termination of any employees, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any employee, officer, director, independent contractor or consultant;

(r)          adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) material Benefit Plan or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral;

(s)          any loan to (or forgiveness of any loan to) any of its stockholders, directors, officers and employees other than the advancement of expenses in the ordinary course of business consistent with past practice;

(t)          entry into a new line of business or abandonment or discontinuance of existing lines of business;

(u)          adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(v)         acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

(w)          except for Tax filings and positions in accordance with the Company’s prior custom and practice and properly disclosed to Parent, action by Company to make, change or rescind any Tax election, amend any Tax Return, adopt or change any accounting method in respect of Taxes, enter into any closing agreement with respect to Taxes, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim with respect to the collection or assessment of Taxes; or

(x)          any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.9           Material Contracts.

(a)          Section 3.9(a) of the Company Disclosure Schedules lists each of the following Contracts of Company and all Contracts relating to Intellectual Property set forth in Section 3.12(d) and Section 3.12(f) of the Company Disclosure Schedules, but excluding Excluded Contracts, collectively “Material Contracts”):

(i)          each Contract of Company involving aggregate consideration in excess of $5,000 and which, in each case, cannot be cancelled by Company without penalty or without more than thirty (30) days’ notice;

(ii)         all Contracts that require Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(iii)        all Contracts that provide for the indemnification by Company of any Person or the assumption of any Tax, environmental or other Liability of any Person other than Contracts entered into in the ordinary course of business, the principal purpose of which is not the assumption of Taxes or environmental or other Liabilities of any Person;

(iv)        all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(v)         all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which Company is a party involving payments by Company in excess of $10,000;

(vi)        all employment agreements, and Contracts with independent contractors or consultants (or similar arrangements) to which Company is a party, and which, in each case, are not cancellable without material penalty or without more than ninety (90) days’ notice;

(vii)       except for Contracts relating to trade receivables, all Contracts relating to Indebtedness for borrowed money (including, without limitation, guarantees of such Indebtedness) of Company;

(viii)      all Contracts with any Governmental Authority to which Company is a party;

(ix)         all Contracts that limit or purport to limit the ability of Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

(x)          all Contracts with “most favored nation” or “most favored customer” provisions;

(xi)         all Contracts with rebate, “pay for performance” or “pay for results” provisions;

(xii)        any Contracts to which Company is a party that provide for any joint venture, partnership or similar arrangement by Company;

(xiii)       all Contracts between or among Company on the one hand and Company or any Affiliate of Company (other than Company) on the other hand;

(xiv)      all collective bargaining agreements or Contracts with any Union to which Company is a party; and

(xv)       any other Contract that is material to Company and not previously disclosed pursuant to this Section 3.9.

(b)          Each Material Contract is valid and binding on Company in accordance with its terms and is in full force and effect. Neither Company nor, to Company’s Knowledge, any other party thereto is in breach of or default under (or is alleged in writing to be in breach of or default under), in each case in any material respects, or has provided or received any notice of any intention to terminate, any Material Contract. To Company’s Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any material benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Parent.

Section 3.10         Title to Tangible Assets; Real Property. Company has good and valid title to all personal property and other tangible assets reflected in the Financial Statements or acquired after the Interim Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date or as set forth in Section 3.8 of the Company Disclosure Schedules. Company represents and warrants that at Closing, no Contracts involving the leasing of any Real Property or personal property will be outstanding. All such properties and assets are free and clear of Encumbrances except for the following, all of which are listed on Section 3.10 of the Company Disclosure Schedules (collectively referred to as “Permitted Encumbrances”):

(i)          liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures and, with respect to any such Taxes, for which there are adequate accruals or reserves on the Balance Sheet;

(ii)         mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of Company;

(iii)        easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property which are not, individually or in the aggregate, material to the business of Company;

(iv)        other than with respect to owned Real Property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice;

(v)         liens in favor of customs and revenue authorities arising as a matter of Law to secure payments of customs duties in connection with the importation of goods;

(vi)        any Encumbrances against the interest of the landlord or sublandlord of any leased Real Property that are not caused by Company and do not adversely affect Company’s leasehold interest in, or Company’s use of, such leased Real Property or otherwise impair Company’s business operations at or relating to such leased Real Property;

(vii)       such imperfections of title and non-monetary Encumbrances as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties;

(viii)      pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation; or

(ix)         non-exclusive licenses of Intellectual Property granted in the ordinary course of business.

Section 3.11         Condition and Sufficiency of Assets. The furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of Company are structurally sound, are in good operating condition and repair in all material respects, and are materially adequate for the uses to which they are being put, and none of such furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. To Company’s Knowledge, the furniture, fixtures, machinery, equipment, vehicles, and other items of tangible personal property currently owned or leased by Company, together with all other properties and assets of Company, are sufficient for the continued conduct of Company’s business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary in all material respects to conduct the business of the Company as currently conducted.

Section 3.12         Intellectual Property.

(a)          “Intellectual Property” means all of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world, including such property that is owned by Company (“Company Intellectual Property”) and that in which Company holds exclusive or non-exclusive rights or interests granted by license from other Persons (“Licensed Intellectual Property”):

(i)          trademarks, service marks, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, whether registered or unregistered (“Trademarks”), and all registrations and applications for registration of such trademarks, including intent-to-use applications, all issuances, extensions and renewals of such registrations and applications and the goodwill connected with the use of and symbolized by any of the foregoing;

(ii)         internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority;

(iii)        original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered or unregistered), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications;

(iv)        confidential information, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions and other trade secrets, whether or not patentable; and

(v)         patented and patentable designs and inventions, all design, plant and utility patents and applications, letters patent, utility models, inventor’s certificates, and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications, including the right to claim priority to such patents and applications, and the right to file such patents and applications under the Patent Laws of the United States, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is filed.

(b)          Section 3.12(b) of the Company Disclosure Schedules lists all Company Intellectual Property that is either (i) subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction (collectively, “Intellectual Property Registrations”), including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing; or (ii) solely with respect to Trademarks, material to the conduct of the Company’s current business or operations. All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are in good standing, except in each case for any Intellectual Property Registrations that were abandoned or permitted to lapse in the ordinary course of business. Company has provided Parent with true and complete copies of file histories, documents, certificates, office actions, correspondence and other material documents related to all Intellectual Property Registrations.

(c)          Except as set forth in Section 3.12(c) of the Company Disclosure Schedules, Company owns, exclusively or jointly with other Persons, all right, title and interest in and to Company Intellectual Property material to the conduct of its business or operations as currently conducted, free and clear of Encumbrances other than Permitted Encumbrances. Without limiting the generality of the foregoing, Company has entered into binding, written agreements, substantially in the form(s) provided to Parent, with every current and former employee of Company, and with every current and former independent contractor contributing to the conception or reduction to practice of Company Intellectual Property, whereby such employees and independent contractors (i) assign to Company any ownership interest and right they may have in Company Intellectual Property; and (ii) acknowledge Company’s exclusive ownership of all Company Intellectual Property. To Company’s Knowledge, Company is in compliance with all legal requirements applicable to Company Intellectual Property and Company’s ownership and use thereof except in any such case where such failure to be in compliance would not reasonably be expected to have a Material Adverse Effect with respect to Company.

(d)          Section 3.12(d) of the Company Disclosure Schedules lists all licenses, sublicenses and other agreements, excluding non-exclusive licenses to unmodified commercially available software agreements and other agreements entered into in the ordinary course of business, including without limitation Excluded Contracts, whereby Company is granted rights, interests and authority, whether on an exclusive or non-exclusive basis, with respect to any Licensed Intellectual Property that is used in or, in Company’s reasonable judgment, necessary for Company’s current business or operations. Company has provided Parent with true and complete copies of all such agreements. All such agreements are valid, binding and enforceable between Company and the other parties thereto, and Company and, to Company’s Knowledge, such other parties are in compliance with the material terms and conditions of such agreements.

(e)          To Company’s Knowledge, the making, using, offering for sale, or selling of any process, machine, article of manufacture, or composition of matter, including the Products, in each case that is protected by the Company Intellectual Property and the Licensed Intellectual Property owned, exclusively licensed or used by Company, to the extent such actions are performed by or on behalf of Company in its conduct of its business as currently conducted, does not infringe, violate or misappropriate the Intellectual Property of any Person other than Company. Except as set forth in Section 3.12(e) of the Company Disclosure Schedules, Company has not received any written communication, and no Action has been settled or, to Company’s Knowledge, been instituted or threatened that alleges any such infringement, violation or misappropriation, and none of Company Intellectual Property are subject to any outstanding Governmental Order.

(f)          Section 3.12(f) of the Company Disclosure Schedules lists all licenses, sublicenses and other agreements pursuant to which Company grants rights or authority to any Person with respect to any Company Intellectual Property or Licensed Intellectual Property, other than such licenses, sublicenses or agreements entered into in the ordinary course of business, including without limitation Excluded Contracts. Company has provided Parent with true and complete copies of all such agreements. All such agreements are valid, binding and enforceable between Company and the other parties thereto, and Company and, to Company’s Knowledge, such other parties are in compliance with the material terms and conditions of such agreements. Except as set forth in Section 3.12(f) of the Company Disclosure Schedules, to Company’s Knowledge, no Person has infringed, violated or misappropriated, or is infringing, violating or misappropriating, any Company Intellectual Property.

Section 3.13         Inventory. To Company’s Knowledge, inventory of Company reflected in the Interim Balance Sheet consists of a quality and quantity usable and/or salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been or will be, as applicable, written off or written down to fair market value or for which adequate reserves have been established in accordance with GAAP applied on a basis consistent with Company’s past practices used in preparing the Financial Statements. Except as set forth in Section 3.13 of the Company Disclosure Schedule, all such inventory is owned by Company free and clear of all Encumbrances, other than Permitted Encumbrances, and no inventory is held on a consignment basis.

Section 3.14         Accounts Receivable. The accounts receivable reflected on the Interim Balance Sheet and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by Company involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; (b) constitute only valid, undisputed claims of Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice; and (c) subject to a reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company, are collectible in full, less Ten Thousand Dollars ($10,000), within one hundred eighty (180) days after billing. The reserve for bad debts and provisions for cash discounts and returns shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of Company have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

Section 3.15         Customers and Suppliers.

(a)          Section 3.15(a) of the Company Disclosure Schedules sets forth (i) each customer who has paid aggregate consideration to Company for goods or services rendered in an amount greater than or equal to $10,000 for each of the two most recent fiscal years (collectively, the “Material Customers”); and (ii) the amount of consideration paid by each Material Customer during such periods. Company has not received any notice, and has no reason to believe, that any of its Material Customers has ceased, or intends to cease after the Closing, to use its goods or services or to otherwise terminate or materially reduce its relationship with Company.

(b)          Section 3.15(b) of the Company Disclosure Schedules sets forth (i) each supplier to whom Company has paid consideration for goods or services rendered in an amount greater than or equal to $10,000 for each of the two most recent fiscal years (collectively, the “Material Suppliers”); and (ii) the amount of purchases from each Material Supplier during such periods. The Company has not received any notice, and has no reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to Company or to otherwise terminate or materially reduce its relationship with Company.

Section 3.16         Insurance. Section 3.16 of the Company Disclosure Schedules sets forth a true and complete list, as of the Agreement Date, of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors and officers’ liability, representations and warranties, fiduciary liability and other casualty and property insurance maintained by Company or its Affiliates and relating to the assets, business, operations, employees, officers and directors of Company (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to Parent. Such Insurance Policies are in full force and effect. Neither Company nor any of its Affiliates has received within the past year any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy unless otherwise agreed with Parent. All such Insurance Policies have not been subject to any lapse in coverage. Except as set forth on Section 3.16 of the Company Disclosure Schedules, there are no claims related to the business of Company pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. None of Company or any of its Affiliates is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are sufficient for compliance with all applicable Laws and Material Contracts to which Company is a party or by which it is bound.

Section 3.17         Legal Proceedings; Governmental Orders.

(a)          Except as set forth in Section 3.17(a) of the Company Disclosure Schedules, there are no Actions pending or, to Company’s Knowledge, threatened (a) against or by Company affecting any of its properties or assets (or by or against Company or any Affiliate thereof and relating to Company); or (b) against or by Company, or any Affiliate of Company that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Company’s Knowledge, no event has occurred or circumstances exist that may give rise to or serve as a basis for any such Action.

(b)          Except as set forth in Section 3.17(b) of the Company Disclosure Schedules, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or directly affecting Company or any of its properties or assets. Company is in compliance with the terms of each Governmental Order set forth in Section 3.17(b) of the Company Disclosure Schedules. To Company’s Knowledge, no event has occurred or circumstances exist that may give rise to or serve as a basis for any such Governmental Order.

Section 3.18         Compliance With Laws; Permits.

(a)          Except as set forth in Section 3.18(a) of the Company Disclosure Schedules, Company has complied for the past three (3) years, and is now complying, in all material respects with all Laws applicable to it or its business, properties or assets.

(b)          All material Permits required for Company to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full.

Section 3.19         Environmental Matters.

(a)          Company is currently, and has been, in material compliance with all Environmental Laws and has not, and Company has not, received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(b)          Company has obtained and is in material compliance with all Environmental Permits (each of which is disclosed in Section 3.19(b) of the Company Disclosure Schedules) necessary for the operation of its business and all such Environmental Permits are in full force and effect and shall be maintained in full force and effect by Company through the Closing Date in accordance with Environmental Law. With respect to any such Environmental Permits, Company will use commercially reasonable efforts to facilitate the transferability of the same, and Company has not received any Environmental Notice or written communication regarding any material adverse change in the status or terms and conditions of any such Environmental Permit.

(c)          To the Knowledge of Company, no real property currently or formerly owned, operated or leased by Company is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list.

(d)          To the Knowledge of Company, there has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the business or assets of Company or any real property currently or formerly owned, operated or leased by Company. Company has not received an Environmental Notice that any real property currently or formerly owned, operated or leased in connection with the business of Company (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which would reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, Company.

(e)          Section 3.19(e) of the Company Disclosure Schedules contains a complete and accurate list of all aboveground or active underground storage tanks owned or operated by Company. To the Knowledge of Company, there are no abandoned underground tanks on its leased Real Property.

(f)          Section 3.19(f) of the Company Disclosure Schedules contains a complete and accurate list of all off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by Company and any predecessors as to which Company may retain liability, and, to the Knowledge of Company, none of these facilities or locations has been placed or proposed for placement on the National Priorities List (or CERCLIS) under CERCLA, or any similar state list. Company has not received any Environmental Notice regarding potential liabilities with respect to such off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by Company.

(g)          Company has provided or otherwise made available to Parent and listed in Section 3.19(g) of the Company Disclosure Schedules: (i) any and all environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the business or assets of Company or any currently or formerly owned, operated or leased real property which are in the possession or control of Company related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials; and (ii) any and all material documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution and/or emissions, manage waste or otherwise ensure compliance with current or future Environmental Laws (including, without limitation, costs of remediation, pollution control equipment and operational changes).

(h)          Notwithstanding anything in this Agreement to the contrary, the representations and warranties in Sections 3.19(a) through 3.19(g) above contain Company’s sole representations and warranties with respect to the compliance of Company or its business, properties or assets with Environmental Laws or Permits, the presence of or liability for Hazardous Materials, or the existence of Environmental Claims.

Section 3.20         Employee Benefit Matters.

(a)          Section 3.20(a) of the Company Disclosure Schedules contains a true and complete list of each pension, benefit, retirement, compensation, profit-sharing, deferred compensation, incentive, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not Tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by Company or an ERISA Affiliate for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of Company or an ERISA Affiliate or any spouse or dependent of such individual, or under which Company or an ERISA Affiliate has or may have any Liability, or with respect to which Parent or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise other than offer letters entered into in the ordinary course (as listed on Section 3.20(a) of the Company Disclosure Schedules, each, a “Benefit Plan”).

(b)          With respect to each Benefit Plan, Company has made available to Parent accurate, current and complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any trust agreements or other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements, and investment management or investment advisory agreements, now in effect; (iv) copies of any summary plan descriptions, summaries of material modifications, employee handbooks and any other written communications (or a description of any oral communications) relating to any Benefit Plan; (v) in the case of any Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service; (vi) in the case of any Benefit Plan for which a Form 5500 is required to be filed, a copy of the most recently filed Form 5500, with schedules attached; (vii) actuarial valuations and reports related to any Benefit Plans with respect to the two most recently completed plan years; and (viii) copies of material notices, letters or other correspondence from the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation relating to the Benefit Plan.

(c)          Except as set forth in Section 3.20(c) of the Company Disclosure Schedules, each Benefit Plan (other than any multiemployer plan within the meaning of Section 3(37) of ERISA (each a “Multiemployer Plan”)) has been established, administered and maintained in accordance with its terms and in material compliance with all applicable Laws (including ERISA and the Code). Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) is so qualified and has received a favorable and current determination letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and nothing has occurred that would reasonably be expected to cause the revocation of such determination letter from the Internal Revenue Service or the unavailability of reliance on such opinion letter from the Internal Revenue Service, as applicable, nor has such revocation or unavailability been threatened. Nothing has occurred with respect to any Benefit Plan that has subjected or would reasonably be expected to subject Company or, with respect to any period on or after the Closing Date, Parent or any of its Affiliates, to a penalty under Section 502 of ERISA or to a Tax or penalty under Section 4975 of the Code. Except as set forth in Section 3.20(c) of the Company Disclosure Schedules, all benefits, contributions and premiums relating to each Benefit Plan have been timely paid in accordance with the terms of such Benefit Plan and all applicable Laws and accounting principles, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, GAAP.

(d)          Neither Company nor any of its ERISA Affiliates has (i) incurred or reasonably expects to incur, either directly or indirectly, any material Liability under Title I or Title IV of ERISA or related provisions of the Code or foreign Law relating to employee benefit plans; (ii) failed to timely pay premiums to the Pension Benefit Guaranty Corporation; (iii) withdrawn from any Benefit Plan; or (iv) engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA.

(e)          With respect to each Benefit Plan (i) except as set forth in Section 3.20(e) of the Company Disclosure Schedules, no such plan is a Multiemployer Plan, and all contributions required to be paid by Company or its ERISA Affiliates have been timely paid to the applicable Multiemployer Plan; (ii) no such plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); (iii) no Action has been initiated by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee for any such plan; (iv) no such plan is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code; and (v) no “reportable event,” as defined in Section 4043 of ERISA, has occurred with respect to any such plan.

(f)          Except as set forth in Section 3.20(f) of the Company Disclosure Schedules and required by applicable Law, no provision of any Benefit Plan or collective bargaining agreement could reasonably be expected to result in any limitation on Parent or any of its Affiliates from amending or terminating any Benefit Plan. Company has no commitment or obligation and has not made any representations to any employee, officer, director, independent contractor or consultant, whether or not legally binding, to adopt, amend or modify any Benefit Plan or any collective bargaining agreement, in connection with the consummation of the transactions contemplated by this Agreement or otherwise.

(g)          Except as set forth in Section 3.20(g) of the Company Disclosure Schedules and other than as required under Section 601 et. seq. of ERISA or other applicable Law, no Benefit Plan provides post-termination or retiree welfare benefits to any individual for any reason, and neither Company nor any of its ERISA Affiliates has any Liability to provide post-termination or retiree welfare benefits to any individual or ever represented, promised or contracted to any individual that such individual would be provided with post-termination or retiree welfare benefits.

(h)          Except as set forth in Section 3.20(h) of the Company Disclosure Schedules, there is no pending or threatened Action relating to a Benefit Plan (other than routine claims for benefits), and no Benefit Plan has within the three (3) years prior to the date hereof been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority.

(i)          There has been no amendment to, announcement by Company or any of its Affiliates relating to, or change in employee participation or coverage under, any Benefit Plan or collective bargaining agreement that would increase the annual expense of maintaining such plan above the level of the expense incurred for the most recently completed fiscal year with respect to any director, officer, employee, independent contractor or consultant, as applicable. Neither Company, nor any of its Affiliates has any commitment or obligation or has made any representations to any director, officer, employee, independent contractor or consultant, whether or not legally binding, to adopt, amend or modify any Benefit Plan or any collective bargaining agreement.

(j)          Each Benefit Plan that is subject to Section 409A of the Code has been operated in material compliance with such section and all applicable regulatory guidance (including notices, rulings and proposed and final regulations).

(k)          Each individual who is classified by Company as an independent contractor has been properly classified for purposes of participation and benefit accrual under each Benefit Plan.

(l)          Except as set forth in Section 3.20(l) of the Company Disclosure Schedules, neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, employee, independent contractor or consultant of Company to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of Company to merge, amend or terminate any Benefit Plan; (iv) increase the amount payable under or result in any other material obligation pursuant to any Benefit Plan; or (v) result in a “parachute payment” within the meaning of Section 280G of the Code.

Section 3.21         Employment Matters.

(a)          Company represents and warrants that at Closing, it will have no employees and all such arrangements have been terminated without further liability to the Company.

(b)          Company is currently under no duty to bargain with any union, works council or labor organization (collectively, a “Union”).

(c)          Company is, and has been, in all material respects, in compliance with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by Company as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. All employees classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified. There are no Actions against Company pending, or to Company’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of Company, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wages and hours or any other employment -related matter arising under applicable Laws.

(d)          Company has complied in all material respects with the WARN Act, if applicable, and it has no plans to undertake any action in the future that would trigger the WARN Act.

Section 3.22         Taxes. Except as set forth in Section 3.22 of the Company Disclosure Schedules:

(a)          All material Tax Returns required to be filed on or before the Closing Date by Company have been, or will be, filed (taking into account any valid extensions). Such Tax Returns are, or will be, true, complete and correct in all material respects; provided, however, that regardless of any information or items reported on any Tax Returns, Company makes no representation regarding the amount of any net operating losses that are available to it or have been reported by the Company for any federal, state or other Tax purposes, and Company makes no representation regarding any limitation on use of its net operating losses that might apply either before or after the Closing Date under Code Section 382 or any other applicable limitations under any Tax laws, rules or regulations. All material Taxes due and owing by Company on or before the Closing Date (whether or not shown on any Tax Return) have been, or will be, paid before the Closing Date.

(b)          Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c)          No written claim has been made by any taxing authority in any jurisdiction where Company does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction.

(d)          No extensions or waivers of statutes of limitations have been given or requested with respect to the collection or assessment of any Taxes of Company.

(e)          The amount of Company’s Liability for unpaid Taxes for all periods ending on or before the Balance Sheet Date has been properly and accurately accrued on the Balance Sheet in accordance with GAAP and consistent with past custom and practice. The Company does not have any Liability for unpaid Taxes since the Balance Sheet Date outside of the ordinary course of business; provided, however, that no representation is made under this Agreement with respect to any Tax liability or other costs that might arise or accrue to Company or any other Person or entity by reason of, or in connection with, any election by or on behalf of Company pursuant to Section 338 of the Code with respect to the consummation of the Mergers or any other transactions contemplated by this Agreement.

(f)          All deficiencies asserted, or assessments made, against Company as a result of any examinations by any taxing authority have been fully paid.

(g)          Company is not a party to any Action by any taxing authority. To Company’s Knowledge, there are no written pending or threatened Actions by any taxing authority.

(h)          There are no Encumbrances for Taxes, other than Permitted Encumbrances, upon the assets of Company.

(i)          Company is not a party to, or bound by, any Tax indemnity, Tax-sharing or Tax allocation agreement.

(j)          Company is not a party to, or bound by, any closing agreement or offer in compromise with any taxing authority.

(k)          No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to Company.

(l)          Company has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. Company has no Liability for Taxes of any Person (other than Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

(m)          Except as set forth in Section 3.22(m) of the Company Disclosure Schedules, Company has not agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code or any comparable provision of state, local or foreign Tax Laws by reason of a change in accounting method or otherwise. Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any installment sale or open transaction disposition made prior to the Closing or prepaid amount received outside of the ordinary course of business prior to the Closing.

(n)          Company is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. Company is not, nor has it been, a “United States real property holding corporation” (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(o)          Company has not been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(p)          Company is not, and has not been, a party to a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

(q)          None of the assets of Company is property that Company is required to treat as being owned by any other person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

Section 3.23         Books and Records. The minute books and stock record books of Company, all of which have been made available to Parent, are complete (except for such redactions as are necessary to maintain privilege prior to Closing) and correct and have been maintained in accordance with sound business practices. The minute books of Company contain accurate and complete records of all meetings, and actions taken by written consent of, the stockholders, the Company Board and any committees thereof (other than records of committee meetings where such committee took no formal action), and no meeting, or action taken by written consent, of any such stockholders, the Company Board or committee thereof has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession or control of Company.

Section 3.24         Certain Payments. Neither Company nor, to Company’s Knowledge, any director, officer, employee, or other Person associated with or acting on behalf of it, has, directly or indirectly, in violation of any Law made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (a) to obtain favorable treatment in securing business for Company, (b) to pay for favorable treatment for business secured by Company or (c) to obtain special concessions or for special concessions already obtained, for or in respect of Company. Without limiting the generality of the foregoing, Company (including any of its directors, officers, employees or other Persons associated with or acting on its behalf) has not, directly or indirectly, taken any action which would cause it to be in violation of the U.S. Foreign Corrupt Practices Act, as amended, or any rules or regulations thereunder (the “FCPA”), including by offering or conveying, directly or indirectly (such as through an agent), anything of value to obtain or retain business or to obtain any improper advantage, including any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment to a foreign government official, candidate for office, or political party or official of a political party. Company has conducted its business in compliance with the FCPA in all respects.

Section 3.25         Privacy and Data Security. Company has made available true and correct copies of all written privacy policies adopted by Company in connection with its operations. Company (i) has complied in all material respects with all applicable privacy laws and other laws regarding the disclosure of data, (ii) has not violated its applicable privacy policies in any material respect and (iii) has taken commercially reasonable steps to protect and maintain the confidential nature of the personal information provided to Company in accordance with its applicable privacy policies.

Section 3.26         Government Grants and Incentives. Section 3.26 of the Company Disclosure Schedules provides a complete list of all pending and outstanding grants, incentives, benefits, qualifications and subsidies from any Governmental Authority, granted to Company within the last three (3) years (collectively, “Government Grants”). Company does not have any Liability whatsoever with respect to royalties or other payments relating to, arising out of or in connection with such Government Grants. Company is in material compliance with all of the terms, conditions and requirements of the Government Grants and has fulfilled in all material respects the undertakings relating thereto. Neither Company nor any of its agents, contractors, vendors, licensors or otherwise has developed any Company Intellectual Property through the application of any financing made available by any Government Grants, and no Company Intellectual Property is subject to any assignment, grant-back, license or other right of any Governmental Authority as a result of any Government Grants.

Section 3.27         Products Liability.

(a)          No claim is pending or, to Company’s Knowledge, threatened in connection with the product liability of any Products, and no Governmental Authority has commenced or, to Company’s Knowledge, threatened to initiate any Action or requested the recall of any Product, or commenced or, to Company’s Knowledge, threatened in writing to initiate any Action to enjoin the production of any Product.

(b)          Except as set forth on Section 3.27 of the Company Disclosure Schedules, no customer of Company has delivered any written complaint or written allegation of any quality, design, engineering or safety issue with respect to any Product that would reasonably be expected to have a Material Adverse Effect.

Section 3.28         State Takeover Statutes. No “moratorium,” “fair price,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover Law is, or at the Effective Time will be, applicable to this Agreement, the Mergers or any of the other transactions contemplated hereby.

Section 3.29         Related Party Transactions. Except as set forth in Section 3.29 of the Disclosures Schedules and other than Contracts entered into in connection with bona fide financings, no present or former director, executive officer, stockholder, partner, member, employee or Affiliate of Company, nor any of such Person’s Affiliates or immediate family members (each of the foregoing, a “Related Party”), is a party to any Contract with Company that is of a type that would be required to be disclosed pursuant to Item 404 of Regulation S-K (an “Affiliate Transaction”) if the Company Stock was publicly traded. To Company’s Knowledge, no Related Party of Company owns, directly or indirectly, on an individual or joint basis, any interest in (other than ownership of two percent (2%) or less of the outstanding voting stock of a publicly-traded entity), or serves as an officer or director or in another similar capacity of, any supplier or other independent contractor of Company, or, except for those Contracts set forth in Section 3.29 of the Company Disclosure Schedules or any Material Contract entered into in connection with bona fide financings, any organization which has a Material Contract with Company.

Section 3.30         Brokers. Except for Torreya Capital, a division of Financial West Investment Group, Inc. (the “Company’s Investment Banker”), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company. The Company represents and warrants it will pay, or otherwise make accommodation on the Distribution Schedule for, any amounts due to the Company’s Investment Banker at or prior to Closing and further represent and warrant that any such amount is excluded from the definition of “Cash on Hand”.

Article 4.
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to Company that the statements contained in this Article 4 are true and correct as of the date hereof.

Section 4.1           Organization. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Parent has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement, the performance by Parent of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and Merger Subs, and this Agreement constitutes legal, valid and binding obligations of Parent and Merger Subs, as applicable, enforceable against Parent and Merger Subs in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

Section 4.2           No Conflicts; Consents. The execution, delivery and performance by Parent of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Parent; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Parent; or (c) require the consent, notice or other action by or to any Person pursuant to, or result in any breach or violation of or constitute a default under, any Contract to which Parent or any of its Affiliates is a party. Except for (i) applicable requirements of the Exchange Act, including the filing of any Current Report on Form 8-K required to be filed in connection with the Mergers, (ii) any filings required under state securities Laws, (iii) any filings required by OTC Markets (or such national or foreign securities exchange on which Parent’s shares are listed) and (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, in each case, which have or will be made, neither Parent nor Merger Subs are required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance by any of them of this Agreement or the consummation of the transactions contemplated hereby. Other than as stated above, no consent, approval or authorization of any governmental or regulatory authority or any other party or Person is required to be obtained by Parent or Merger Subs in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.3           No Stockholder Vote Required. No vote or other action of the stockholders of Parent is required pursuant to any applicable Law, the governing documents of Parent or otherwise in order for the Parent to consummate the transactions contemplated by this Agreement.

Section 4.4           Issuance of Parent Shares. The issuance and delivery of Parent Shares in accordance with this Agreement has been duly authorized by all necessary corporate action on the part of Parent and, when issued as contemplated hereby, such Parent Shares shall be duly and validly issued, fully paid and nonassessable. Such Parent Shares, when so issued and delivered in accordance with the provisions of this Agreement, shall be free and clear of all Encumbrances, other than restrictions on transfer created by applicable securities Laws and will not have been issued in violation of applicable Laws, applicable OTC Markets rules or regulations, or any preemptive rights or rights of first refusal or similar rights.

Section 4.5           Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

Section 4.6           Legal Proceedings. There are no Actions pending or, to Parent’s knowledge, threatened against or by Parent or any Affiliate of Parent or any of their respective properties or any of their respective officers or directors (in their capacities as such) that would challenge or would reasonably be expected to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action. There is no Governmental Order against Parent or any Affiliate of Parent, or any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay the consummation of the transactions contemplated by this Agreement.

Section 4.7           Merger Sub. Merger Sub was organized solely for the purpose of entering into this Agreement and consummating the transactions contemplated hereby and has not engaged in any activities or business, and has incurred no liabilities or obligations whatsoever, in each case, other than those incident to its organization and the execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Merger Sub of this Agreement, the performance by Merger Sub of its obligations hereunder and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Merger Sub.

Section 4.8           Second Merger Sub. Second Merger Sub was organized solely for the purpose of entering into this Agreement and the Second Merger and consummating the transactions contemplated hereby and has not engaged in any activities or business, and has incurred no liabilities or obligations whatsoever, in each case, other than those incident to its organization and the execution of this Agreement or the Second Certificate of Merger and the consummation of the transactions contemplated hereby. Second Merger Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Second Merger Sub has full power and authority to enter into this Agreement and the Second Certificate of Merger, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Second Merger Sub of this Agreement and the Second Certificate of Merger, the performance by Second Merger Sub of its obligations hereunder and thereunder and the consummation by Second Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Second Merger Sub. Second Merger Sub is an entity disregarded as separate from Parent for U.S. federal tax purposes and neither Parent nor Second Merger Sub intends to take any action inconsistent with such treatment.

Section 4.9           SEC Filings; Securities Law and Other Matters.

(a)          Parent has filed all forms, reports, statements and documents required to be filed with the SEC for the twenty-four (24) month period preceding the Closing (collectively, the “Parent SEC Reports”), each of which has complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, as applicable, and applicable to the Parent SEC Reports. None of the Parent SEC Reports contained as of their respective dates, and as of the date of the last amendment thereof, if amended after filing, any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)          All of the financial statements included in the Parent SEC Reports, in each case, including any related notes thereto, as filed with the SEC (collectively, the “Parent Financial Statements”), have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly present the consolidated financial position of Parent and its Subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (except, in each case as may be indicated in the notes thereto and subject, in the case of the unaudited statements, to normal, year-end adjustments and the absence of footnotes otherwise required by GAAP). To the knowledge of Parent, there are no circumstances that would require Parent to restate any of the Parent Financial Statements.

(c)          There are no material liabilities of Parent or any of its Subsidiaries, taken as a whole, of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, other than (i) liabilities disclosed in Parent’s consolidated balance sheet (the “Parent Balance Sheet”) as of March 31, 2017 (the “Parent Balance Sheet Date”), included in Parent’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017; (ii) liabilities incurred by or on behalf of Parent in connection with this Agreement and the transactions contemplated hereby; (iii) liabilities disclosed in Parent SEC Report filed since the filing of the Parent Balance Sheet and (iv) liabilities incurred in the ordinary course of business since the Parent Balance Sheet Date, none of which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect with respect to Parent.

(d)          Shares of Parent common stock are registered pursuant to Section 12(b) of the Exchange Act and are listed on the OTC Markets and Parent has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of its shares under the Exchange Act or delisting its shares from the OTC Markets, nor has Parent received any notification that the SEC or the OTC Markets is contemplating terminating such registration or listing.

(e)          Since the Parent Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to Parent, any event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.10         Compliance with Laws. Except as has not had and would reasonably be expected to have, individually or in the aggregate, Material Adverse Effect with respect to Parent and its Subsidiaries, taken as a whole, Parent and each of its Subsidiaries is, and since December 31, 2014 has been, in compliance with all Laws applicable to it or its business, properties or assets.

Section 4.11         Taxes. There are no material Taxes due and payable by Parent or any of its Subsidiaries which have not been duly paid. Parent and each of its Subsidiaries has duly filed all material Tax Returns required to have been filed by them and there are in effect no waivers of applicable statutes of limitations with respect to the collection or assessment of Taxes for any year. Parent is not aware of any fact or circumstance that would reasonably be expected to prevent the Integrated Transaction from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Article 5.
COVENANTS OF THE PARTIES

Section 5.1           Conduct of Business Prior to the Closing.

(a)          During the period from the date of this Agreement until the Closing or the earlier termination of this Agreement pursuant to Section 6.1 hereof, except with the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), Company shall (i) except as set forth in Section 5.1(b) of the Company Disclosure Schedules, carry on its business according to its ordinary course of business and substantially in the same manner as heretofore conducted; provided that, the foregoing notwithstanding, Company may use all available cash to repay any Indebtedness or Securityholder Transaction Expenses prior to Closing, (ii) use commercially reasonable efforts to preserve and protect its material assets, properties, organization (including key officers and employees), goodwill and business relationships, (iii) cause all transactions with third parties to take place on arm’s length terms, (iv) maintain insurance coverage on such terms and in such amounts substantially as maintained on the date hereof, and (v) comply in all material respects with all applicable Laws, orders, codes, licenses, regulations and ordinances of any Governmental Authority.

(b)          During the period from the date of this Agreement until the Closing or the earlier termination of this Agreement pursuant to Section 6.1 hereof, except as otherwise expressly provided for by this Agreement or consented to in writing by Parent (which consent will not be unreasonably withheld or delayed) or as set forth on Section 5.1(b) of the Company Disclosure Schedules, Company shall not:

(i)          cause or permit any amendments to the Company Charter or any of Company’s organizational documents;

(ii)         incur or commit to incur any Indebtedness in excess of $10,000, or guarantee any Indebtedness of others;

(iii)        declare or pay any dividend or make any other distributions (whether in cash, shares or property) in respect of any of its shares, or split, combine, reclassify any of its shares or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its shares, or repurchase or otherwise acquire, directly or indirectly, any of its shares, other than (A) the issuance of shares of Company Stock pursuant to the exercise in accordance with their terms of options or Warrants outstanding as of the Agreement Date, or (B) the repurchase of Company Common Stock from former employees, non-employee directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service as in effect on the Agreement Date;

(iv)        except as contemplated by this Agreement or the acceleration of options prior to the Closing, accelerate, amend, or change the period of exercisability or vesting of any options, Warrants or any other rights to purchase securities or authorize cash payments in exchange for any such options, Warrants or other rights to purchase securities;

(v)         sell, lease, license or otherwise dispose of or encumber any of its properties or assets that are material, individually or in the aggregate, to its business, taken as a whole, other than in the ordinary course of business;

(vi)        enter into, terminate or amend, in a manner that will materially and adversely affect the business of Company, any agreement that is, or would be if existing on the date of this Agreement, a Material Contract, other than in the ordinary course of business;

(vii)       make any capital expenditures, capital additions or capital improvements, in excess of $10,000 in the aggregate, except those that are made in the ordinary course of business;

(viii)      reduce the amount of any insurance coverage provided by existing insurance policies;

(ix)         amend any benefit plan of Company or adopt any plan that would constitute a benefit plan except in order to comply with applicable Law, or hire any new employee, pay any discretionary bonus, special remuneration or special noncash benefit, or increase the benefits, salaries or wage rates of its employees (except with respect to payments and benefits made pursuant to written agreements outstanding on the date of this Agreement);

(x)          grant or pay any severance or termination pay or benefits (A) to any director or officer or (B) to any other employee;

(xi)         commence a lawsuit other than (A) for the routine collection of bills, (B) in such cases where Company in good faith determines that failure to commence suit would result in the material impairment of Company’s business, provided that it consults with Parent prior to the filing of such a suit, or (C) in connection with a breach of this Agreement;

(xii)        acquire or agree to acquire by merging with, or by purchasing a material portion of the shares or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets that, in any such of the foregoing cases, are material individually or in the aggregate, to its business, taken as a whole;

(xiii)       other than in the ordinary course of business or as may be required by applicable Law, make or change any material election in respect of material Taxes, adopt or change any material accounting method in respect of Taxes, enter into any closing agreement with respect to Taxes, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim with respect to the collection or assessment of Taxes;

(xiv)      revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business or as required by changes in GAAP; or

(xv)       take or agree in writing or otherwise to take, any of the actions described in Section 5.1(b)(i) through (xiv) above.

Section 5.2           Access to Information.

(a)          From the date hereof until the Closing, Company shall, and shall cause Company to, (i) afford Parent and its Agents reasonable access during normal business hours to and the right to inspect all of the Real Property, properties, assets, premises, books and records, Contracts and other documents and data related to Company, except that the right to inspect the Real Property does not extend to the right to conduct sampling of the soil, groundwater, and/or air of the Real Property without Company’s prior written consent; (ii) furnish Parent and its Agents with such financial, operating and other data and information related to Company as Parent or any of its Agents may reasonably request; and (iii) instruct the Agents of Company and Company to cooperate with Parent in its investigation of Company; provided, that such access shall be at Parent’s sole expense; provided, however, that Company shall not be required to provide Parent or its Agents with access to any files, books, records or information where such access would (A) waive any privileges or protections under applicable Law, (B) violate any Law concerning privacy rights applicable to employees, (C) violate the terms of any nondisclosure or similar Contract with any third party (provided, that in each case, Company shall use its commercially reasonable efforts to provide Parent with access to such information to the fullest extent practicable without risking loss of privilege or protections under such Law, privacy right or Contract, including, for example, providing for such information to be reviewed by counsel for Parent on terms reasonably acceptable to counsel for Company) or (D) violate any Law, including but not limited to any antitrust Law as interpreted in the reasonable discretion of counsel to Company. Any investigation pursuant to this Section 5.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Company.

(b)          For a period of seven (7) years from and after the Closing, Parent will make or cause to be made available (including by electronic means, to the extent available) to the Representative all books, records, Tax Returns and documents of the Surviving Company (and the assistance of employees responsible for such books, records and documents or whose participation is reasonably necessary or desirable in connection therewith) as may be reasonably necessary for (i) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any Third Party Claim or (ii) such other purposes for which access to such documents is reasonably necessary for the Representative to conduct its duties hereunder; provided, however, that any such access or furnishing of information shall be during Parent’s normal business hours, under the supervision of Parent’s personnel and in such a manner as not to interfere with the normal operations of Parent or Surviving Company.

Section 5.3           No Solicitation of Other Bids.

(a)          Prior to the earlier of the Closing or termination of this Agreement, Company shall not, and shall not authorize or permit any of its Affiliates or any of its or their Agents to, directly or indirectly, (i) encourage, solicit, facilitate, initiate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Company shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their Agents to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Parent or any of its Affiliates) concerning (A) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving Company; (B) the issuance or acquisition of shares of capital stock or other equity securities of Company (other than (x) the issuance of shares of Company Stock pursuant to the exercise in accordance with their terms of options or Warrants outstanding as of the Agreement Date, or (y) the repurchase of Company Common Stock from former employees, non-employee directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service as in effect on the Agreement Date); or (C) the sale, lease, exchange or other disposition of any significant portion of Company’s properties or assets.

(b)          In addition to the other obligations under this Section 5.3, Company shall promptly (and in any event within three (3) Business Days after receipt thereof by Company) advise Parent in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry.

(c)          Company agrees that the rights and remedies for noncompliance with this Section 5.3 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Parent and that money damages would not provide an adequate remedy to Parent.

Section 5.4           Notice of Certain Events.

(a)          From the date hereof until the Closing, Company shall promptly notify Parent, and Parent shall promptly notify Company, in writing of:

(i)          any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to such notifying party, or (B) has resulted in, or would reasonably be expected to result in, the failure of any of the conditions set forth in Section 2.2 or 2.3, as applicable, to be satisfied;

(ii)         any written notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii)        any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iv)        any Actions commenced or, to Company’s Knowledge or Parent’s knowledge, as applicable, threatened against, relating to or involving or otherwise affecting such notifying party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.17 or Section 4.7 or that relates to the consummation of the transactions contemplated by this Agreement.

(b)          The delivery of any notice pursuant to Section 5.4(a) (each, a “Disclosure Update”) shall amend, modify and supplement the Company Disclosure Schedules or Parent Disclosure Schedules, as applicable, delivered upon the execution of this Agreement for all purposes hereunder but only (1) to the extent such Disclosure Update does not disclose facts, events or circumstances describing a previously undisclosed Material Adverse Effect on the Company or Parent, as applicable, or (2) if such Disclosure Update discloses facts, events or circumstances that first occurred after the date of this Agreement and the Closing occurs. For the avoidance of doubt, any disclosure in any such Disclosure Update shall not be deemed to have cured any inaccuracy or breach of any representation or warranty made and effective as of the date of this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 2.2 have been satisfied.

Section 5.5           Financial Statement Preparation. Company shall use its commercially reasonable efforts prior to Closing to prepare, or assist Parent in causing to be prepared, as promptly as practicable, and in any event no later than seventy (75) days following the Closing Date, any financial statements that Parent is required to file pursuant to Form 8-K, Rule 3-05 or Article 11 of Regulation S-X under the 1934 Act, and shall use its commercially reasonable efforts to obtain the consents of its auditor(s) with respect thereto as may be required by applicable SEC regulations. Company represents and warrants that it has secured the cooperation of its finance staff to assist Parent with getting audited financial statements for each of 2014, 2015 and 2016. All costs and expenses associated with this Section 5.5, including reasonable compensation for services provided by Company’s finance staff and auditors, shall be paid by Parent.

Section 5.6           Resignations. Company shall deliver to Parent written resignations, effective as of the Closing Date, of the officers, directors, employees and contractors of Company prior to the Closing.

Section 5.7           Confidentiality. The parties hereto acknowledge that Parent and Company have entered into a confidentiality agreement, dated February 27, 2017, which shall continue in full force and effect in accordance with its terms (the “Confidentiality Agreement”). Without limiting the terms of the Confidentiality Agreement, except for disclosures required to obtain any consent or approval of any Person (including Company Securityholders) or other disclosures approved by the other party, neither the Company nor Parent shall disclose the terms of this Agreement or the terms of any of the transactions contemplated hereby to any other Person, other than to the directors, officers, employees, agents, attorneys, consultants or representatives of such Person in connection with any of the foregoing to assist such Person in complying with its obligations under this Agreement. Notwithstanding the foregoing, this Section 5.7 shall not prohibit any such Person from making any disclosure which is, upon the advice of counsel, (a) required to avoid a violation of applicable Law by such party or (b) required by rule or regulation of any securities exchange or market on which the securities of any party or its Affiliates are listed or quoted, and in each such case the party required to make such disclosure shall do so only to the limited extent necessary to comply with such Law, regulation, rule or obligation and shall, to the extent practicable, give advance notice thereof to the other party hereto and an opportunity to comment on any such disclosure and oppose the need therefor.

Section 5.8           Governmental Approvals and Consents.

(a)          Each party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to such party or any of its Affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

(b)          If any consent, approval or authorization necessary to preserve any right or benefit under any Material Contract to which Company is a party is not obtained prior to the Closing, Company shall, subsequent to the Closing, cooperate with Parent and Company in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, Company shall use its reasonable best efforts to provide Company with the rights and benefits of the affected Material Contract for the term thereof, and, if Company provides such rights and benefits, Parent shall assume all obligations and burdens thereunder.

Section 5.9           Stockholder Approval. Promptly after execution of this Agreement, Company shall solicit the written consent to this Agreement and the transactions contemplated hereby by the requisite number of Stockholders necessary to obtain the Required Stockholder Approval. Company shall provide the Stockholders with such Disclosure Materials as shall be required by applicable Law. Company shall submit to Parent the form of any written notice and other Disclosure Materials to be transmitted to the Stockholders pursuant to this Section 5.9 prior to delivery thereof to the Stockholders. Company shall include in such Disclosure Materials such information relating to the Parent and the Parent Shares as Parent may reasonably request in writing prior to such delivery in connection with the potential issuance of Parent Shares pursuant to this Agreement.

Section 5.10         Director and Officer Indemnification.

(a)          For a period of six (6) years from and after the Closing Date, Parent agrees to indemnify (including advancement of expenses) and hold harmless, and shall cause the Surviving Company to indemnify (including advancement of expenses) and hold harmless, all past and present officers and directors of Company to the same extent such persons are indemnified by Company as of the date of this Agreement pursuant to Company’s organizational documents, any applicable employment agreements and indemnification agreements and to the fullest extent under applicable Law for acts or omissions which occurred at or prior to the Effective Time. The Surviving Company’s organizational documents shall contain provisions with respect to indemnification and exculpation that are at least as favorable to the past and present officers and directors of Company as those provisions contained in Company Charter and Company bylaws in effect on the date hereof, and such provisions shall not be amended, repealed or otherwise modified for a period of six (6) years in any manner that would adversely affect the rights of the past and present officers and directors of Company.

(b)          Parent or the Surviving Company shall maintain in effect for a period of six (6) years from and after the Effective Time, an officers’ and directors’ liability insurance policy and a fiduciary liability policy with respect to acts or omissions occurring at or prior to the Effective Time covering each past and present officer and member of the Company Board who is currently covered by Company’s officers’ and directors’ liability insurance policy. The cost of obtaining such “tail” insurance policies shall be paid by Parent.

(c)          If Parent, the Surviving Company or any of Parent’s or Surviving Company’s successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, shall assume the obligations set forth in this Section 5.10.

(d)          The provisions of this Section 5.10 are intended for the benefit of, and shall be enforceable by, all past and present officers and directors of Company and his or her heirs and representatives. The rights of all past and present officers and directors of Company under this Section 5.10 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract, applicable Law or otherwise.

Section 5.11         Closing Conditions. From the date hereof until the Closing, each party hereto shall use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article 2 hereof.

Section 5.12         Intellectual Property Registrations. Prior to Closing, the Company will direct its current intellectual property counsel to forward all correspondence regarding Intellectual Property Registrations to Parent’s intellectual property counsel, Sheridan Ross P.C.

Section 5.13         Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Mergers or any other acts or transactions contemplated by this Agreement.

Section 5.14         Maintenance and Prosecution of Company Intellectual Property. During the period between the Effective Time and the Earnout Termination Date, Parent shall, at its own cost and expense, maintain all Company Intellectual Property in effect as of the date hereof and subject to protection under the Laws of the United States, including but not limited to paying any applicable filing fees, and shall prosecute any United States Patent Applications included in the Company Intellectual Property.

Section 5.15         Compliance with Laws. From and after the Closing, Parent will be in material compliance with all Healthcare Laws applicable to Parent and its products, including without limitation the Products (collectively, the “Seller Products”). The design, manufacture, testing, and distribution of the Seller Products by or on behalf of Parent will be conducted in material compliance with all applicable Healthcare Laws. Parent will be in material compliance with FDA’s establishment registration and product listing requirements to the extent required by applicable Healthcare Laws. Parent will hold such Permits of the applicable government or government agencies required for the conduct of its business as will be conducted, including, without limitation, those Permits necessary based on the scope of its activities to permit such activities related to the design, development, pre-clinical and clinical testing, manufacture, labeling, sale, shipment, distribution and promotion of products in jurisdictions where it will conduct such activities with respect to each Seller Product.

Article 6.
TERMINATION

Section 6.1           Termination. This Agreement may be terminated at any time prior to the Closing:

(a)          by the mutual written consent of Company and Parent;

(b)          by Parent by written notice to Company if:

(i)          Parent is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Company pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 2.2(a) or (b) and such breach, inaccuracy or failure has not been cured by Company within twenty-one (21) days of Company’s receipt of written notice of such breach from Parent; or

(ii)         any of the conditions set forth in Section 2.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by May 31, 2017, unless such failure shall be due to the failure of Parent to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c)          by Company by written notice to Parent if:

(i)          Company is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Parent or Merger Sub pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 2.3(a) or (b) and such breach, inaccuracy or failure has not been cured by Parent within twenty-one (21) days of Parent’s receipt of written notice of such breach from Company; or

(ii)         any of the conditions set forth in Section 2.3 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by May 31, 2017, unless such failure shall be due to the failure of Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d)          by Parent or Company by written notice to the other party in the event that:

(i)          there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited;

(ii)         any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable; or

(iii)        any of the conditions set forth in Section 2.1 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by May 31, 2017, unless such failure shall be due to the failure of the notifying party to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

The party desiring to terminate this Agreement pursuant to this Section 6.1 (other than pursuant to Section 6.1(a)) shall give a notice of such termination to the other party setting forth a brief description of the basis on which such party is terminating this Agreement.

Section 6.2           Effect of Termination. In the event of the termination of this Agreement in accordance with this Article 6, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a)          as set forth in this Article 6 (Termination), and Section 5.7 (Confidentiality) and Article 10 (Miscellaneous) hereof; and

(b)          that nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof.

Article 7.
OTHER COVENANTS

Section 7.1           Survival. The representations and warranties contained in Article 3 and Article 4 shall survive the Closing for twelve months. The indemnity contained in Section 7.2(a)(iv) shall survive until the expiration of the applicable statute of limitations plus sixty (60) days. All other covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. The period ending on each such termination date described in this Section 7.1 is referred to as the “Survival Period”.

Section 7.2           Indemnification of Parent.

(a)          From and after the Closing (but subject to the terms and conditions of this Article 7), each Company Securityholder, based upon and limited to each such Company Securityholder’s Distribution Allocation, shall, in each case, severally but not jointly, indemnify and hold the Parent Indemnitees (as defined below) harmless from and against any and all losses, liabilities, claims, suits, actions, obligations, deficiencies, demands, awards, judgments, damages, interest, fines, penalties, costs and expenses (including reasonable costs of investigation and defense and reasonable attorneys’ and other professionals’ reasonable fees and expenses) whether or not involving a Third Party Claim, but specifically excluding consequential, special, incidental, indirect, exemplary or punitive damages (including diminution of value, loss of future revenue, lost profits or lost business opportunity as consequential or indirect damages) except to the extent actually awarded in a Third Party Claim (hereinafter individually a “Loss” and collectively “Losses”) suffered or incurred by Parent, its Affiliates or any of their respective officers, directors, managers, employees, stockholders, members, partners, agents, representatives or successors and assigns (the “Parent Indemnitees”) attributable to, or arising or resulting from:

(i)          the fraud of Company;

(ii)         the fraud of any Company Securityholder (but each Company Securityholder’s liability shall be limited to Losses caused by its own fraud);

(iii)        any breach of any covenant of Company contained in this Agreement;

(iv)        any proceeding in respect of any Dissenting Shares and any payments required to be made by Parent or the Surviving Company to any Person that was a holder of Company Stock immediately prior to the Effective Time in respect of such Person’s Dissenting Shares, to the extent that such payments exceed the portion of the final Aggregate Merger Consideration to which such Person would have been entitled pursuant to this Agreement in respect of such Dissenting Shares if such Person had not exercised appraisal or dissenting rights in respect thereof; and

(v)         any Pre-Closing Tax Liability.

(b)          The parties hereto acknowledge and agree that the Representative (solely in its capacity as the Representative) is a party to this Agreement solely to perform certain administrative functions in connection with the consummation of the transactions contemplated hereby. Accordingly, the parties hereto acknowledge and agree that other than any liability which any Company Securityholder may have hereunder, Representative shall have no additional liability to, and shall not be liable for any Losses of, any party hereto or to any Parent Indemnitee in connection with any obligations of the Representative under this Agreement or otherwise in respect of this Agreement or the transactions contemplated hereby, except to the extent such Losses are a result of gross negligence or willful misconduct by the Representative in connection with the performance of its obligations hereunder.

(c)          Losses that may be recovered pursuant to Section 7.2 shall take account of and be reduced by (i) any amounts recovered by the Parent Indemnitees or the Surviving Company pursuant to any indemnification by or indemnification agreement with any third party, (ii) any refund, credit or reduction in Tax realized by such Parent Indemnitees or their Affiliates arising from the incurrence or payment of such indemnifiable Losses (based upon the maximum marginal federal, state or local tax rate applicable to such Persons), and (iii) the amount of any insurance proceeds, contribution payments or reimbursements actually received or receivable by the Parent Indemnitees in respect thereof (each Person named and source identified in clauses (i) through (iii), a “Collateral Source”). The Parent Indemnitees shall use commercially reasonable efforts to seek recovery from all Collateral Sources; it being understood that the reasonable costs and expenses of exercising such efforts shall be deemed Losses. If the amount to be netted hereunder from any payment required under Section 7.2 is determined after payment the set off of any Earnout Payment of any amount otherwise required to be paid to a Parent Indemnitee under this Article 7, the Parent Indemnitees shall repay to the Company Securityholders, promptly after such determination, any amount that the Company Securityholders would not have had to pay pursuant to this Section 7.2(c) had such determination been made at the time of such payment.

(d)          Amounts payable by any Company Securityholder to Parent pursuant to this Section 7.2 shall, to the extent reasonably practicable, be satisfied by returning to Parent an amount of Parent Shares equal to (x) the dollar value of such Company Securityholder’s indemnification obligation under this Section 7.2 divided by (y) the dollar value per Parent Share used to determine the amount of Parent Shares to be issued to such Company Securityholder pursuant to this Agreement, determined as if the Parent Shares having the highest dollar value per Parent Share were returned first. Notwithstanding anything to the contrary contained herein, in no event shall any Company Securityholder be liable under 7.2(a)(iv) for any amounts in excess of the consideration actually received by such Company Securityholder hereunder.

(e)          All payments under this Section 7.2 shall be treated by the parties as an adjustment to the proceeds received by the Company Securityholders pursuant to Article 1, to the extent permitted by applicable Law.

Section 7.3           Indemnification of Company Securityholders.

(a)          From and after the Closing (but subject to the provisions of this Article 7), Parent shall indemnify and hold each Company Securityholder, each Company Securityholder’s Affiliates and each of their respective officers, directors, managers, employees, stockholders, members, partners, agents, representatives, successors and assigns (the “Securityholder Indemnitees”) harmless from and against, and pay to the applicable Securityholder Indemnitees the amount of, any and all Losses based upon, attributable to or resulting from (a) the fraud, criminal activity, or intentional misconduct of the Parent or Merger Sub, (b) any breach of any covenant of Parent or Merger Sub contained in this Agreement, including, without limitation, Annex 1 hereof, and (c) any design, sale, manufacture and any other activities primarily associated with Parent Products. All payments under this Section 7.3 shall be treated by the parties as an adjustment to the proceeds received by the Company Securityholders pursuant to Article 1.

(b)          Notwithstanding anything to the contrary set forth in this Agreement or otherwise, from and after the Closing (but subject to the terms and conditions of this Article 7), any indemnification of the Securityholder Indemnitees for which the Parent is liable hereunder shall be paid promptly to the Company Securityholders pursuant to the Distribution Schedule and any such payments shall be payable pursuant to an allocation of 60% in cash and 40% in Parent Shares (valued at the average closing price of Parent Shares as reported on OTC Markets (or such national or foreign securities exchange on which Parent’s shares are listed) for the ten (10) trading days immediately prior to the date of issuance), unless otherwise agreed by Parent and the Representative in writing.

Section 7.4           Expiration of Claims. The ability of any Parent Indemnitee or Securityholder Indemnitee to receive indemnification pursuant to Section 7.2 or Section 7.3, respectively, shall terminate upon expiration of the applicable Survival Period (as set forth in Section 7.1), unless such Parent Indemnitee or Securityholder Indemnitee, as applicable, has made, in good faith, a proper claim (as described in Sections 7.5(a) and 7.6(a) below) for indemnification pursuant to Section 7.2 or Section 7.3, respectively, subject to the terms and conditions of this Article 7, prior to such termination date, as applicable. If a Parent Indemnitee or an Securityholder Indemnitee has made, in good faith, a proper claim for indemnification pursuant to Section 7.2 or Section 7.3, respectively, prior to such termination date, then such claim, if then unresolved, shall not be extinguished by the passage of the deadlines set forth in Section 7.1 (it being understood that any and all Losses arising after the expiration of the Survival Period shall be recoverable (subject to the limitations set forth herein) only upon notice specifically with respect to such Losses properly given prior to the expiration of the Survival Period in accordance with this Article 7).

Section 7.5           Inter-Party Claims.

(a)          In order for a Parent Indemnitee or Securityholder Indemnitee to be entitled to seek any indemnification provided for under this Agreement (such party, the “Claiming Party”), such Claiming Party must notify the other party or parties from whom such indemnification is sought (the “Defending Party”), in writing promptly after the Claiming Party becomes aware of the occurrence of the event giving rise to such Claiming Party’s claim for indemnification, specifying in reasonable detail the basis and, if available, the amount of Loss with respect to, such claim (each, a “Demand”); provided, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Defending Party is materially prejudiced as a result of such failure or the indemnification obligations are materially increased as a result of such failure.

(b)          Upon receipt of a Demand by the Defending Party, such Defending Party shall have thirty (30) days (the “Indemnity Notice Period”), to review and respond by written notice to such Demand (the “Return Notice”) to the Claiming Party. If the Return Notice does not contest the Demand, or if no Return Notice is delivered to the Claiming Party by the expiration of the Indemnity Notice Period, then, (i) with respect to a Demand made by Parent, payment shall be made in the order and priority set forth in Section 7.2, and (ii) with respect to a Demand made by the Securityholder Indemnified Parties, payment shall be made in accordance with Section 7.3(b).

(c)          If the Return Notice given by the Defending Party disputes the claim or claims asserted in a Demand or the amount of Losses thereof (a “Disputed Claim”), then the Claiming Party and the Defending Parties shall make a reasonable good faith effort to resolve their differences for a period of thirty (30) days following the receipt by the Claiming Party of the Return Notice asserting a Disputed Claim. If the Claiming Party and the Defending Party are unable to resolve the Disputed Claims through negotiations prior to the expiration of such thirty (30) day period, such Disputed Claims shall, subject to the terms of this Agreement, be resolved by litigation in an appropriate court of competent jurisdiction. The Claiming Party shall have the burden of proof in establishing the amount of Losses it has suffered.

Section 7.6           Third Party Claims.

(a)          In order for a Claiming Party to seek any indemnification provided for under this Agreement in respect of a claim or demand made by any third party Person against the Claiming Party (a “Third Party Claim”), such Claiming Party must notify the Defending Party in writing, specifying in reasonable detail the basis and, if available, the amount of Losses with respect to the Third Party Claim promptly after receipt by such Claiming Party of notice of the Third Party Claim (a “Notice of Third Party Claim”); provided that failure to give such notification on a timely basis shall not affect the indemnification provided hereunder except to the extent the Defending Party is materially prejudiced as a result of such failure or the indemnification obligations are materially increased as a result of such failure. Such Notice of Third Party Claim shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument.

(b)          If a Third Party Claim is made against a Claiming Party, the Defending Party shall, at its expense, be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Defending Party and reasonably satisfactory to the Claiming Party (i) if within thirty (30) days of the receipt of the Notice of Third Party Claim, the Defending Party gives notice to the Claiming Party stating the Defending Party’s intention to do so and acknowledging that the Defending Party shall indemnify the Claiming Party from and against all Losses (to the extent finally determined to be required by, and subject to any applicable limits provided in, this Article 7), that the Claiming Party suffers from the Third Party Claim, or (ii) if the Defending Party does not assume the defense of a Third Party Claim pursuant to clause (i) of this sentence, at any time that the Defending Party reasonably believes that the Claiming Party has ceased to actively and diligently prosecute the defense of such Third Party Claim. Should a Defending Party so elect to assume the defense of a Third Party Claim, the Defending Party shall under no circumstances be liable to the Claiming Party for legal expenses subsequently incurred by the Claiming Party in connection with the defense thereof; provided, that in the case that (A) there exists or is reasonably likely to exist a conflict of interest that would make it unethical under applicable rules of professional responsibility for the same counsel to represent both the Claiming Party and the Defending Party, (B) the Defending Party fails to actively and diligently prosecute the defense of such Third Party Claim, (C) such Third Party Claim relates to or otherwise arises in connection with any criminal or material regulatory enforcement action, or (D) such Third Party Claim is reasonably likely to result in an injunction or other equitable relief against the Claiming Party or, in the reasonable discretion of the Claiming Party, result in a Loss in excess of the dollar amount available for indemnification pursuant to this Article 7 (the scenarios described in clauses (A) – (D) are collectively referred to as “Conflicts”), then the Defending Party shall be liable to the Claiming Party for reasonable legal expenses of one legal counsel selected by the Claiming Party and reasonably satisfactory to the Defending Party subsequently incurred by the Claiming Party in connection with the defense thereof (to the extent finally determined to be required by, and subject to any applicable limits provided in this Article 7). If the Defending Party assumes such defense, the Claiming Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Defending Party, it being understood, however, that the Defending Party shall control such defense so long as the Third Party Claim does not involve a Conflict, in which case the Claiming Party shall control such defense. If the Defending Party chooses to defend any Third Party Claim, then all the parties shall cooperate in the defense or prosecution of such Third Party Claim, including by retaining and, upon the Defending Party’s request, providing to the Defending Party all records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Defending Party assumes the defense of any Third Party Claim, the Defending Party shall obtain the prior written consent of the Claiming Party (which shall not be unreasonably conditioned, withheld or delayed) before entering into any settlement or consenting to the entry of a judgment with respect to such claim unless such settlement or judgment (1) involves no finding or admission of any violation of Law or the rights of any Person and has no effect on any other claims that may be made against the Claiming Party, and (2) expressly and unconditionally provides a full and general release of the Claiming Party from all liabilities and obligations with respect to such claim. If the Claiming Party assumes the defense of any Third Party Claim, then the Claiming Party shall obtain the prior written consent of the Defending Party (which shall not be unreasonably conditioned, withheld or delayed) before entering into any settlement or consenting to the entry of a judgment with respect to such claim.

Solely for purposes of calculating indemnifiable Losses hereunder (but not for purposes of determining whether a breach of any representation, warranty, covenant or agreement has occurred), any materiality or Material Adverse Effect qualifications in the representations, warranties, covenants and agreements shall be disregarded.

Section 7.7           Limitation. Each of the parties understands, acknowledges and agrees that this Article 7 shall be the sole and exclusive remedy for claims made after the Effective Time with respect to the subject matter of this Agreement or the transactions contemplated hereby, and that the parties hereto shall have no other remedy or recourse with respect to any such claims other than pursuant to, and subject to the terms and conditions of, this Article 7, except for claims of or arising out of fraud, in which case each Company Securityholder shall be liable on a several but not joint basis for its pro rata portion of its Distribution Allocation of such losses in an aggregate amount not to exceed such Company Securityholder’s Distribution Allocation of the Aggregate Merger Consideration actually paid and/or issued or otherwise deemed earned under the terms of this Agreement. The parties hereto acknowledge and agree that no party hereto may avoid such limitation on liability by (x) seeking damages for breach of contract, tort or pursuant to any other theory of liability, all of which are hereby waived or (y) asserting or threatening any claim against any Person (other than a Company Securityholder in a claim pursuant to Article 7) that is not a party (or a successor to a party) for breaches of the representations, warranties and covenants contained in this Agreement. PARENT, ON BEHALF OF ITSELF AND EACH OF THE PARENT INDEMNITEES EXPRESSLY WAIVES ALL RIGHTS AFFORDED BY ANY STATUTE WHICH LIMITS THE EFFECT OF A RELEASE WITH RESPECT TO UNKNOWN CLAIMS. EACH OF THE PARENT INDEMNITEES UNDERSTANDS THE SIGNIFICANCE OF THIS RELEASE OF UNKNOWN CLAIMS AND WAIVER OF STATUTORY PROTECTION AGAINST A RELEASE OF UNKNOWN CLAIMS. EACH PARENT INDEMNITEE ACKNOWLEDGES AND AGREES THAT THIS WAIVER IS AN ESSENTIAL AND MATERIAL TERM OF THIS AGREEMENT. Notwithstanding anything to the contrary in this Agreement, no term or provision of this Agreement shall limit any potential claims or remedies based on fraud and nothing herein shall limit any claim that a Company Securityholder may have as a stockholder of Parent whether or not the Company Securityholder’s status as a stockholder of Parent arose out of the receipt of the Parent Shares.

Section 7.8           Tax Matters.

(a)          Responsibility for Filing Tax Returns.

(i)          Parent shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns for the Company and the Surviving Company that have not yet been filed as of the Closing Date, in a manner consistent with past practice, except as otherwise required by applicable Law. Parent shall deliver to Representative all income Tax Returns for any Pre-Closing Tax Periods (including Tax Returns for Straddle Periods) that are to be filed after the Closing Date for review and comment no less than fifteen (15) days before the applicable due date. Except to the extent that an amendment or election would not result in an increase in liabilities for a Pre-Closing Tax Period, Parent shall not, without the Representative’s prior written consent, cause or permit the Surviving Company to (i) amend any Tax Return that relates in whole or in part to any Pre-Closing Tax Period or (ii) make any election that has retroactive effect to any Pre-Closing Tax Period.

(ii)         Except to the extent that such refund is attributable to the carryback of a Tax attribute attributable to a Post-Closing Tax Period, the Company Securityholders shall be entitled to any Tax refunds that are received by Parent or the Surviving Company, and any amounts credited against Taxes to which Parent or the Surviving Company become entitled in any Post-Closing Tax Period of Company, that relate to any Pre-Closing Tax Period, including Taxes paid with respect to a Pre-Closing Tax Period of Company. Parent shall pay or cause to be paid over to the Company Securityholders (in accordance with each Company Securityholder’s Distribution Allocation) any such refund or the amount of any such credit within twenty (20) days after receipt of such refund or after becoming entitled to such credit against Taxes. Any payment under this Section 7.8(a) shall be considered a purchase price adjustment.

(b)          Cooperation. The parties shall reasonably cooperate with each other to provide each other with such assistance as may be reasonably requested by them in connection with the preparation of any Tax Returns, any Tax audit or other examination in connection with an administrative or judicial proceeding involving a taxing authority relating to Taxes, and the enforcement of the provisions of this Section 7.8(b). Such cooperation shall include, including upon Representative’s request, providing records and information that are reasonably relevant to any such matters and making employees available on a mutually convenient basis to provide additional information.

(c)          Transfer Taxes. Parent, on the one hand, and the Company Securityholders, on the other hand, will each pay fifty percent (50%) of any real property transfer or gains tax, stamp tax, stock transfer tax, or other similar Tax imposed on the Surviving Company or any Company Securityholder as a result of the transactions contemplated by this Agreement (collectively, “Transfer Taxes”), and any penalties or interest with respect to the Transfer Taxes. Parent shall file all necessary Tax Returns and other documentation with respect to Transfer Taxes (except to the extent such Tax Returns are required by Law to be filed by a Company Securityholder), and Representative agrees to cooperate with Parent in the filing of any such Tax Returns, including promptly supplying any information in its possession that is reasonably necessary to complete such returns. Each party shall use commercially reasonable efforts to minimize any applicable Transfer Taxes.

(d)          Reorganization. Each of Company and Parent will report the Mergers as a “reorganization” within the meaning of Section 368(a) of the Code. Neither Company nor Parent shall take or cause to be taken any action that could prevent the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, including by paying or issuing any consideration pursuant to this Agreement that would result in the aggregate consideration paid in Parent Shares pursuant to this Agreement, including pursuant to Annex 1, being less than forty percent (40%) by value of the overall aggregate consideration paid pursuant to this Agreement (provided that the value of any Parent Shares shall be determined solely for this purpose as the average of the high and low trading values of Parent Shares for the day immediately before the date on which the applicable portion of such aggregate consideration is issued or paid).

(e)          Tax Covenants of Parent and Second Merger Sub.

(i)          Parent, either directly or through a member of Parent’s “qualified group” within the meaning of Treasury Regulations Section 1.368-1(d)(4)(ii) (the “Qualified Group”), will continue at least one significant historic business line of Company, or use at least a significant portion of the historic business assets of Company in a business, in each case within the meaning of Treasury Regulations Section 1.368-1(d), except that the historic business assets of Company may be transferred (i) to a corporation that is another member of Parent’s Qualified Group, or (ii) to an entity subject to federal income Tax as a partnership if (A) one or more members of Parent’s Qualified Group have active and substantial management functions as a partner with respect to such historic business or historic business assets of Company, or (B) members of Parent’s Qualified Group in the aggregate own an interest in the partnership representing a significant interest in the historic business or historic business assets of Company, in each case within the meaning of Treasury Regulations Section 1.368-1(d)(4)(iii).

(ii)         In connection with the Mergers, Parent will not reacquire, and will not permit any Person that is a “related person” (as defined in Treasury Regulations Section 1.368-1(e)(4)) to Parent to acquire, any Parent Shares issued in connection with the Mergers, in exchange for any consideration other than Parent Shares.

(iii)        Parent will not sell or otherwise dispose, and will not cause or permit Surviving Company or any of Parent’s other Affiliates to sell or otherwise dispose, of any of the assets of Company acquired in the Mergers, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code or described and permitted in Treasury Regulations Section 1.368-2(k).

Section 7.9           Further Assurances. From time to time, as and when requested by any party and at such requesting party’s expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

Article 8.
REPRESENTATIVE

Section 8.1           Representative.

(a)          Effective upon and by virtue of the Required Stockholder Approval and his, her or its acceptance of the consideration payable under the terms and conditions of this Agreement, and without any further act of any of the Company Securityholders, each Company Securityholder hereby appoints the Representative as his, her or its attorney-in-fact and agent for and on behalf of such Company Securityholder for purposes of this Agreement and any other agreements and documents executed or delivered in connection with this Agreement. The Representative shall take such actions to be taken by the Representative under this Agreement and any other agreements and documents executed or delivered in connection with this Agreement and such other actions on behalf of such Company Securityholder as it may deem necessary or appropriate in connection with or to consummate the transactions contemplated hereby or thereby, including, without limitation, (i) accepting service of process on the Company Securityholders, (ii) executing and delivering this Agreement, and any other ancillary documents and negotiating and executing such amendments, modifications, waivers or changes thereto as to which the Representative, in its sole discretion, shall have consented (provided that any waiver or amendment that shall adversely and disproportionately affect the rights or obligations of any Company Securityholder as compared to other Company Securityholders shall require the prior written consent of such Company Securityholder), (iii) receiving or providing notices on behalf of the Company Securityholders with respect to any matter or Actions arising out of or relating to this Agreement, or the transactions contemplated hereby, (iv) taking all actions and making all filings on behalf of such Company Securityholders with any Governmental Authority or other Person necessary to effect the consummation of the transactions contemplated by this Agreement, (v) agreeing to, negotiating, entering into settlements and compromises of, complying with orders of courts with respect to, and otherwise administering and handling any claims under this Agreement on behalf of such Company Securityholders, (vi) interpreting all terms of this Agreement; (vii) instituting, prosecuting and/or defending lawsuits; (viii) in connection with any of the foregoing actions, engaging and hiring accountants, auditors, appraisers, legal counsel and other legal and financial experts as may be necessary and appropriate properly to discharge the Representative’s duties and obligations hereunder and (ix) taking all other actions that are either necessary or appropriate in the judgment of the Representative for the accomplishment of the foregoing or contemplated by the terms of this Agreement. The Representative hereby accepts such appointment. The appointment of the Representative as each Company Securityholder’s attorney-in-fact revokes any power of attorney heretofore granted that authorized any other Person to represent such Company Securityholder with regard to this Agreement and any other agreements or documents executed or delivered in connection with this Agreement. The Representative is the sole and exclusive representative of each of the Company Securityholders for any purpose provided for by this Agreement. Representative shall be bound by the same confidentiality restrictions binding Company pursuant to Section 5.7 provided, however, that the Representative shall use commercially reasonable efforts based on contact information available to the Representative to keep the Company Securityholders reasonably informed with respect to actions of Representative pursuant to the authority granted Representative under this Agreement which actions have a material impact on the amounts payable to the Company Securityholders. Each Company Securityholder shall promptly provide written notice to the Representative of any change of address of such Company Securityholder.

(b)          A decision, act, consent or instruction of the Representative hereunder shall constitute a decision, act, consent or instruction of all Company Securityholders and shall be final, binding and conclusive upon each such Company Securityholder, and Parent and the Surviving Company may rely upon any such decision, act, consent or instruction of the Representative as being the decision, act, consent or instruction of each and every such Company Securityholder. Parent, the Surviving Company shall be relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Representative.

(c)          Certain Company Securityholders have entered into a letter agreement with the Representative to provide direction to the Representative in connection with the performance of its services under this Agreement (such Company Securityholders, included their individual representatives, hereinafter referred to as the “Advisory Group”). Neither the Representative and its members, managers, directors, officers, contractors, agents and employees) nor any member of the Advisory Group (collectively, the “Representative Group”) shall incur liability with respect to any action taken or suffered by any Company Securityholder in reliance upon any notice, direction, instruction, consent, statement or other document believed by such Representative to be genuine and to have been signed by such Company Securityholder (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except the gross negligence, bad faith or willful misconduct of the Representative Group. In all questions arising under this Agreement, the Representative may rely on the advice of outside counsel, and the Representative shall not be liable to any Company Securityholder for anything done, omitted or suffered in good faith by Representative based on such advice. No provision of this Agreement shall require the Representative to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges under this Agreement on behalf of any Company Securityholders.

(d)          Each Company Securityholder shall severally, but not jointly (based on such Company Securityholder’s Distribution Allocation), indemnify the Representative Group and hold the Representative Group harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Representative Group and arising out of or in connection with the acceptance or administration of the Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel or other advisors reasonably retained by the Representative. Notwithstanding the foregoing, the Representative’s standard hourly rates and all out-of-pocket fees and expenses incurred by the Representative in performing its duties shall be borne by the Company Securityholders paid in accordance with their respective Distribution Allocations of such fees and expenses out of any Earnout Payment otherwise distributable to the Company Securityholders, and, thereafter, directly from the Company Securityholders, in accordance with their respective Distribution Allocations.

(e)          At any time Stockholders representing at least a majority of the equity securities of the Company outstanding immediately prior to the Effective Time may, by written consent, appoint another Person as Representative. Notice together with a copy of the written consent appointing such Person and bearing the signatures of such Stockholders must be delivered to Parent not less than ten (10) days prior to such appointment. Such appointment shall be effective upon the later of the date indicated in the consent or the date ten (10) days after such consent is received by Parent.

(f)          In the event that the Representative becomes unable or unwilling to continue in his or its capacity as the Representative, or if the Representative resigns as a Representative, Stockholders representing at least a majority of the equity securities of the Company outstanding immediately prior to the Effective Time may, by written consent, appoint a new representative as the Representative. Notice and a copy of the written consent appointing such new representative and bearing the signatures of such Stockholders must be delivered to Parent. Such appointment shall be effective upon the later of the date indicated in the consent or the date ten (10) days after such consent is received by Parent.

(g)          The immunities and rights to indemnification shall survive the resignation or removal of Representative or any member of the Advisory Group and the Closing and/or any termination of this Agreement. The Representative shall be entitled to: (i) rely upon the Distribution Schedule, (ii) rely upon any signature believed by it to be genuine, and (iii) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Company Securityholder or other party. The grant of authority provided for herein (A) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Company Securityholder, (B) shall survive the delivery of an assignment by any Company Securityholder of the whole or any fraction of his, her or its interest in any post-Closing consideration and (C) shall survive the consummation of the Mergers. The provisions of this Section 8.1 shall be binding upon the executors, heirs, legal representatives, successors and assigns of each Company Securityholder, and any references in this Agreement to any Company Securityholder or the Company Securityholders shall mean and include the successors to such Company Securityholder’s rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

Article 9.
DEFINITIONS

Section 9.1           Certain Defined Terms. The following terms have the meanings:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agents” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Aggregate Merger Consideration” means, collectively, the rights of the Company Securityholders to receive (i) the Closing Merger Consideration, (ii) the Earnout Payments, if any, and (iii) any amounts payable under Sections 7.3 and 7.8(a)(ii).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business.

“Cash on Hand” means, with respect to Company, as of the close of business on the Closing Date all unrestricted cash, cash equivalents and freely marketable securities but not including any restricted cash (including all cash posted to support letters of credit, performance bonds or other similar obligations or deposits with third parties, including landlords), in each case determined in accordance with GAAP and expressed in United States dollars. For the avoidance of doubt, Cash on Hand shall be calculated net of issued but uncleared checks and drafts and shall include checks, other wire transfers and drafts deposited or available for deposit for the account of Company.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Closing Merger Consideration” means an amount equal to 2,500,000 Parent Shares.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Charter” means the Amended and Restated Certificate of Incorporation of Company, as amended.

“Company Common Stock” means Company’s Common Stock, par value $0.001 share.

“Company Disclosure Schedules” means the Company Disclosure Schedules delivered by Company to Parent concurrently with the execution and delivery of this Agreement as modified by any Disclosure Updates.

“Company Preferred Stock” means the Company’s Series A Preferred Stock and the Company’s Series A-1 Preferred Stock.

“Company Securityholders” means collectively, the holders of Preferred Stock and Convertible Debt of the Company.

“Company Stock” means Company Preferred Stock and Company Common Stock.

“Company’s Knowledge” or “Knowledge of Company” or any other similar knowledge qualification, means the actual knowledge of Earl Bright and Karen Long.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Convertible Debt” means those certain Secured Convertible Promissory Notes issued pursuant to that certain Note Purchase Agreement dated March 30, 2016, as well as that certain Convertible Promissory Note dated as of September 27, 2012 issued to ExploraMed NC6, LLC.

“Company Creditor” shall mean ExploraMed NC6, LLC and Torreya Capital Partners, each as related to the Unpaid Contractual Obligations.

“Dataroom” means the electronic dataroom hosted by SecureDocs.com at https://nuelle.securedocs.com.

“Disclosure Materials” means the documents, materials and notices prepared or to be prepared by Company pursuant to the DGCL or otherwise in connection with obtaining the approval by the Stockholders of this Agreement and the Merger or notifying any Company Securityholders of the approval of the Agreement and the Merger and the availability of appraisal rights under the DGCL.

“Distribution Allocation” means the allocation of Parent Shares or cash a Company Securityholder will receive at Closing or as part of an Earnout Payment pursuant to this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Earnout Payments” means any amounts payable to Company Securityholders pursuant to Annex 1 hereto.

“Earnout Termination Date” means the last date on which any Earnout Payments may become due and payable to the Company Securityholders in accordance with Annex 1.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Person, any other Person that, together with such first Person, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contracts” means (i) non-exclusive Contracts concerning “off-the-shelf” or similar software that is available on commercially reasonable terms, (ii) standard non-disclosure, confidentiality and material transfer Contracts, in each case entered into in the ordinary course of business, (iii) Contracts that have expired on their own terms or were terminated, and (iv) purchase orders and associated terms and conditions for which the underlying goods or services have been delivered or received.

“GAAP” means, with respect to any Person, United States generally accepted accounting principles in effect from time to time, as consistently applied by such Person across its operations.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, infectious, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Healthcare Laws” means, to the extent related to the conduct of a Person’s business as of the date hereof, Federal, state, and foreign Laws in jurisdictions where such Person operates relating to health care products and services, including (each as amended from time to time): the FDCA, Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Anti-Self-Referral Law (42 U.S.C. §§ 1395nn), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.) and the exclusion laws (42 U.S.C. § 1320a-7), the Affordable Care Act (Public Law 111-148), all regulations or guidance promulgated pursuant to such Laws, and any other federal, or state Law that regulates the design, development, testing, studying, manufacturing, processing, storing, importing or exporting, licensing, labeling or packaging, advertising, distributing or marketing of medical device products, or that is related to kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care services.

“Indebtedness” means, with respect to any Person, without duplication: (a) the principal, accreted value, accrued and unpaid interest, fees and prepayment premiums or penalties, unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for borrowed money and (ii) indebtedness evidenced by notes, debentures, bonds, or other similar instruments for the payment of which such Person is liable; (b) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (c) all obligations of such Person under capital leases; and (d) all obligations of the type referred to in clauses (a) through (c) of any Persons for the payment of which such Person is responsible or liable as obligor, guarantor or surety, including guarantees of such obligations (but solely to the extent of such responsibility or liability).

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liability” means, with respect to any Person, any liability or obligation of that Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, asserted or unasserted, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise.

“Material Adverse Effect” means, with respect to a party, any change, effect, event, occurrence or development, which individually or in the aggregate, with all other changes, effects, events and developments, that has or would reasonably expected to have a material adverse effect (a) on the ability of Company to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement; provided, that any effect on Company’s ability to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement, to the extent resulting from Parent’s or Merger Sub’s material breach or failure to consummate the Closing on or before the date for Closing set forth in Section 1.2 (assuming all conditions to such obligations have been satisfied or duly waived) for any reason shall not be considered a “Material Adverse Effect” under this subsection (a), or (b) upon the business, assets, liabilities, financial condition, or operating results of such party, except any adverse effect related to or resulting from (i) general business or economic conditions affecting the economy or the industry or markets in which such party operates; (ii) any natural disaster, or national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States; (iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index); (iv) changes in GAAP or other similar accounting requirements in foreign countries which are not specific to the affected party, (v) changes in Laws, rules, regulations, orders, or other binding directives issued by any Governmental Authority, (vi) the taking of any action explicitly contemplated by this Agreement, the other agreements contemplated hereby or at the request of the affected party other party hereto or the announcement of this Agreement, or the other agreements contemplated hereby or the transactions contemplated hereby or thereby, (vii) the negotiation, execution, announcement or pendency of this Agreement or the transactions contemplated hereby or any communication by Parent or any of its Affiliates of its plans or intentions (including with respect to employees) with respect to any of the business of such party, including losses or threatened losses of, or any adverse change in the relationship with employees, customers, suppliers, distributors, financing sources, joint venture partners, licensors, licensees, or others having relationships with such party, (viii) any adverse change in or effect on the business of such party that is cured by or on behalf of such party before the earlier of the Closing Date and the date on which this Agreement is terminated pursuant to Article 6, or (ix) any failure to meet internal projections relating to such party (it being understood that the underlying causes of, or factors contributing to, the failure to meet such projections may be taken into account in determining whether a Material Adverse Effect has occurred), but only in the case of (i), (ii) or (iii), to the extent such change or effect does not disproportionately affect such party relative to other industry participants.

“OTC Markets” means OTC Market Group.

“Parent Disclosure Schedules” means the Parent Disclosure Schedules delivered by Parent to Company concurrently with the execution and delivery of this Agreement as modified by any Disclosure Updates.

“Parent Product” means any product that Parent has manufactured, distributed, marketed or sold, or is manufacturing, distributing, marketing or selling and any products currently under preclinical or clinical development by Parent.

“Parent Shares” means shares of common stock, par value $0.0001 per share, of Parent. All references to a number of Parent Shares shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Parent Shares.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Pre-Closing Tax Liability” means all unpaid Taxes of Company for all taxable periods ending on or before the Closing Date and, for any Straddle Period, the Straddle Period Prorated Taxes for the portion of any such taxable period up to and including the Closing Date.

“Post-Closing Tax Period” means any taxable period ending after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date.

“Preferred Stockholders” means collectively, the holders of Company Preferred Stock.

“Products” means any product that Company has manufactured, distributed, marketed or sold, or is manufacturing, distributing, marketing or selling, and/or any products currently under preclinical or clinical development by Company at Closing, including in each case any modifications or improvements thereto, including but not limited to Fiera® personal care devices, Sofsense™ rings, chargers, and including improvements, derivatives, and the like.

“Real Property” means the real property owned, leased or subleased by Company, together with all buildings, structures and facilities located thereon.

“Release” means any actual release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture), including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Materials.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Securityholder Transaction Expenses” means, without duplication, all (i) unpaid third party fees and expenses, including any fees expenses payable to counsel, accountants, investment bankers and consultants, payable by Company arising from, incurred in connection with or incident to this Agreement, the Merger and the transactions contemplated hereby, including the drafting, negotiation, execution and delivery of this Agreement and all of the other agreements and documents contemplated hereby, and (ii) fifty percent (50%) of any Transfer Taxes; provided, for the avoidance of doubt, that Securityholder Transaction Expenses shall not include any severance, change of control or other similar payments, including accrued vacation and accrued bonuses and other similar compensation paid or payable in connection with the termination of any employee of the Company in connection with or as a result of the Merger and the transactions contemplated hereby.

“Stockholder” means a holder of Company Stock immediately prior to the Effective Time.

“Straddle Period” means any Tax period that includes but does not end on the Closing Date.

“Straddle Period Prorated Taxes” as of the Closing Date means (a) for any (i) income, payroll or other Taxes measured by net income or receipts, (ii) Taxes imposed in connection with the sale, transfer, or assignment of property, or (iii) Taxes required to be withheld, the liability for Taxes that would arise upon a deemed “closing of the books” on the Closing Date if the Closing Date is not otherwise the last day of a taxable period (provided that any deduction or allowance for depreciation or amortization shall be allocated on a per diem basis), and (b) for any other Taxes, including ad valorem Taxes or other Taxes determined with respect to a period of time, the portion of such Taxes that are accrued on the Closing Date based on the applicable number of days in the taxable period arising on or before the Closing Date as compared to the total taxable days in the applicable taxable period.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association, limited liability company, unlimited liability company or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, association, limited liability company, or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association, limited liability company, or other business entity if such Person or Persons are allocated a majority of partnership, association, limited liability company, or other business entity gains or losses or otherwise control the managing director, managing member, general partner or other managing Person of such partnership, association, limited liability company, or other business entity.

“Unpaid Contractual Obligations” means those amounts due to each of ExploraMed NC6, LLC under than certain Business Services Agreement dated September 27, 2012 and Torreya Capital Partners under that certain Engagement Letter dated July 27, 2016.

“Tax” or “Taxes” means (a) any federal, provincial, territorial, state, municipal, school board, school, local or non-U.S. taxes, like charges, levies, like fees or assessments imposed by any Governmental Authority, including income, gross receipts, business, capital, capital gains, goods and services, provincial sales, registration, value added, escheat, excise (including medical device excise), severance, premium, windfall profit, customs, duties, land transfer, personal property, employment, payroll, license, employee, capital stock, franchise, profits, withholding, social security, unemployment, health, employment insurance, governmental pension plan premiums or contributions, disability, real property, ad valorem/personal property, stamp, occupation, sales, use, transfer, value added, alternative minimum, estimated or other similar tax, and (b) any interest, penalty or addition thereto imposed by any Governmental Authority whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes that is filed or required to be filed with a Governmental Authority responsible for Tax administration, including any schedule or attachment thereto, and including any amendment thereof.

“Treasury Regulations” means the final or temporary regulations promulgated under the Code, as such regulations may be amended from time to time.

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

“Warrant Holder” means a holder of one or more Warrants.

“Warrants” means warrants issued by Company to purchase Company Stock.

Section 9.2           Other Defined Terms. The following terms have the meanings defined for such terms in the Sections set forth below

Term	Section
Accelerated Payment	Annex 1
Acquisition Proposal	Section 5.3(a)
Advisory Group	Section 8.1(c)
Affiliate Transaction	Section 3.29
Agreement	Preamble
Agreement Date	Preamble
Appraisal Demands	Section 1.5
Balance Sheet	Section 3.6
Balance Sheet Date	Section 3.6
Benefit Plan	Section 3.20(a)
Certificates of Merger	Section 1.2
Claiming Party	Section 7.5(a)
Closing	Section 1.2
Closing Date	Section 1.2
Company	Preamble
Company Board	Recitals
Company Intellectual Property	Section 3.12(a)
Company’s Investment Bank	Section 3.30
Conflicts	Section 7.6(b)
Defending Party	Section 7.5(a)
Dissenting Shares	Section 1.5
Distribution Schedule	Section 1.4(c)
Divestiture Consideration	Annex 1

Term	Section
Earnout Accounting Firm	Annex 1
Earnout Objection Statement	Annex 1
Earnout Payments	Section 9.1
Earnout Share Amount	Annex 1
Earnout Statement	Annex 1
Effective Time	Section 1.2
FCPA	Section 3.24
Financial Statements	Section 3.6
First Certificate of Merger	Section 1.2
Government Grants	Section 3.26
Initial Surviving Corporation	Section 1.1
Insurance Policies	Section 3.16
Integrated Transaction	Recitals
Intellectual Property	Section 3.12(a)
Intellectual Property Registrations	Section 3.12(b)
Interim Balance Sheet	Section 3.6
Interim Balance Sheet Date	Section 3.6
Interim Financial Statements	Section 3.6
Letters of Transmittal	Section 1.4(b)
Licensed Intellectual Property	Section 3.12(a)
Loss or Losses	Section 7.2(a)
Material Contracts	Section 3.9(a)
Material Customers	Section 3.15(a)
Material Suppliers	Section 3.15(a)
Merger	Recitals
Merger Sub	Preamble
Mergers	Recitals
Milestone Payment	Annex 1
Multiemployer Plan	Section 3.20(c)
Parent	Preamble
Parent Balance Sheet	Section 4.9(c)
Parent Balance Sheet Date	Section 4.9(c)
Parent Financial Statements	Section 4.9(b)
Parent Indemnitees	Section 7.2(a)
Parent SEC Reports	Section 4.9(a)
Paying Agent	Section 1.4(a)
Paying Agent Agreement	Section 1.4(a)
Permitted Encumbrances	Section 3.10
Qualified Benefit Plan	Section 3.20(c)
Related Party	Section 3.29
Representative	Preamble
Representative Group	Section 8.1(c)
Required Stockholder Approval	Recitals
Revenue Earnout Payments	Annex 1
Second Certificate of Merger	Section 1.2
Second Merger	Recitals
Second Merger Sub	Recitals
Securityholder Indemnitees	Section 7.3
Seller Products	Section 5.15
Stockholders	Recitals

Term	Section
Surviving Company	Section 1.1(b)
Third Party Claim	Section 7.6(a)
Trademarks	Section 3.12(a)(i)
Transfer Taxes	Section 7.8(c)
Union	Section 3.21(b)
Year-End Financial Statements	Section 3.6

Article 10.
MISCELLANEOUS

Section 10.1         Press Releases and Communications. Prior to issuing any press release relating to this Agreement, Parent will submit such press release to Representative for its consent, which will not be unreasonably withheld; provided that Parent shall use its best efforts to exclude any financial deal terms from any such press release or public filing. Company and the Representative shall not, without the prior written consent of Parent, issue any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated; provided, however, that the foregoing will not restrict or prohibit Company from making any announcement to its employees, customers and other business relations with the prior approval of Parent, such approval not to be unreasonably withheld or delayed.

Section 10.2         Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.3         Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand; (b) two (2) Business Days following deposit with a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.3):

If to Parent or Merger Sub:	Aytu BioScience, Inc. 373 Inverness Parkway, Suite 206 Englewood, CO 80112 E-mail: Attention:

with a copy to:	Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Facsimile: (919) 781-4865 E-mail: dmannheim@wyrick.com Attention: W. David Mannheim and Zachary R. Bishop

If to Representative:
with a copy to:
If to Company:	Nuelle, Inc. 2570 W. El Camino Real Suite 310 Mountain View, CA 94040 Facsimile: E-mail: ebright@nuelle.com Attention: Earl Bright

with a copy to:	Wilson Sonsini Goodrich & Rosati P.C. 650 Page Mill Road Palo Alto, CA 94304 E-mail: poettinger@wsgr.com Attention: Philip Oettinger

Section 10.4         Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole; (d) the word “will” shall be construed in the imperative having the same meaning as the word “shall”; (e) the word “day”, “quarter” or “year” means a calendar day, quarter or year (except where a fiscal day, quarter or year is expressly referenced); (f) the word “notice” requires notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (g) provisions that require that a party or the parties “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (h) words of any gender include the other gender; and (i) words using the singular or plural number also include the plural or singular number, respectively. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Company Disclosure Schedules, Parent Disclosure Schedules and Exhibits mean the Articles and Sections of, and Company Disclosure Schedules, Parent Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 10.5         Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.6         Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.7         Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, the Exhibits, Company Disclosure Schedules (other than an exception expressly set forth as such in the Company Disclosure Schedules) Parent Disclosure Schedules (other than an exception expressly set forth as such in the Parent Disclosure Schedules), and other Schedules hereto, the statements in the body of this Agreement will control.

Section 10.8         Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 10.9         No Third-party Beneficiaries. Except as provided in Article 7 or Section 5.10, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.10         Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto; provided that after the Effective Time, Parent and the Representative may cause this Agreement to be amended by execution of an instrument in writing signed on behalf of Parent and the Representative. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.11         Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)          This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware any other jurisdiction).

(b)          ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE CITY OF RALEIGH, COUNTY OF WAKE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11(C).

Section 10.12         Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.13         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

NUELLE, INC.

By	/s/ Karen Long
Name:	Karen Long
Title:	President and CEO

PARENT:

AYTU BIOSCIENCE, INC.

By	/s/ Joshua Disbrow
Name:	Joshua Disbrow
Title:	Chief Executive Officer

MERGER SUB:

AYTU ACQUISITION CORPORATION, INC.

By	/s/ Joshua Disbrow
Name:	Joshua Disbrow
Title:	President

SECOND MERGER SUB:

AYTU HOLDINGS, LLC

By	/s/ Joshua Disbrow
Name:	Joshua Disbrow
Title:	President

REPRESENTATIVE:

Earl Bright, solely in his capacity as the Representative

By	/s/ Earl Bright
Name:	Earl Bright
Title:	Representative

Annex 1.
EARNOUT CALCULATION

A.	Certain Defined Terms.

“Bundled Product” means a Company Product and other products that are not such Company Product either (a) packaged together for sale or shipment as a single unit or (b) sold together.

“Commercially Reasonable Best Efforts” shall mean, for the purposes of this Annex 1, with respect to the efforts and resources to be expended, or considerations to be undertaken, by Parent such reasonable, good faith best efforts and resources as a device company of a similar size and with similar revenues as Parent would normally use to accomplish a similar objective, activity or decision under similar circumstances.

“Company Product” means (i) any product that incorporates any portion of Company Intellectual Property existing as of the Closing or Licensed Intellectual Property existing as of the Closing, and that is being acquired by Parent through the Merger, but for any ownership or license thereof, would infringe a Valid Claim with respect to any Company Intellectual Property existing as of the Closing or Licensed Intellectual Property existing as of the Closing, and/or (ii) any Product that is being acquired by Parent through the Merger.

“Divestiture” (and other correlative terms) shall mean any transaction in which any Company Product or any intellectual property or regulatory assets related to the same are divested or transferred by any means, directly or indirectly, including by way of merger, consolidation, asset acquisition or sale, license, sublicense, purchase, sale, assignment or other similar transfer; provided, however, that a Divestiture shall not include (i) any transfer to a member of Parent Group, or (ii) sales of any Company Product in the ordinary course of business of Parent or the Company.

“Earnout Period” means the period from the date hereof until all of the payments have been made pursuant to Sections B and C below.

“Earnout Year” means each of the twelve months periods commencing on June 1 of the Earnout Period.

“Licensee” means, with respect to Parent Group, any licensee of a member of Parent Group, any sublicensee of any such licensee (ad infinitim), and any distributor of a member of Parent Group or any such licensee or sublicensee.

“Net Sales” means gross amounts invoiced, deemed invoiced or otherwise received for sales of Company Products by Parent Group and any Licensees (each, a “Selling Party”), less the sum of the following, solely to the extent related to the sale of such Company Products: (1) sales, value added, use, excise, and similar taxes; (2) amounts allowed or credited on returns of Company Products; (3) freight, shipping, handling, and insurance charges; (4) import or export duties, tariffs, or similar charges incurred with respect to the import or export of Company Products into or out of any country; (5) any coupons, discounts or rebates; and (6) third party licensing fees. Such amounts shall be determined from the books and records of the Selling Party maintained in accordance with GAAP as consistently applied by the Selling Party across its operations. Parent shall cause each Licensee to maintain all necessary books and records and to provide reports and otherwise grant access to such books and records to Parent and its Agents in order for Parent to satisfy its record maintenance and reporting obligations hereunder. Company Products are considered “sold” when billed out or invoiced or, in the event such Company Products are not billed out or invoiced, Products are considered “deemed invoiced” when the consideration for sale of the Company Products is received or when the Product is shipped to any third party, with or without consideration. If a sale, transfer or other disposition of Company Products involves consideration other than cash or is not at arm’s length, then the Net Sales from such sale, transfer or other disposition shall be the arm’s length fair market value, which generally will mean the Selling Party’s Per Unit Average Selling Price. Whenever any Company Product is sold as part of a Bundled Product, the “Net Sales” for such Company Product resulting from such sale of such Bundled Product shall be the product of (i) the number of units of such Bundled Product sold by one or more members of Parent Group and any Licensees multiplied by (ii) the Per Unit Average Selling Price of such Company Product. For the avoidance of doubt, Net Sales does not include sales of products of Parent, any Affiliate of Parent, or of any other party that are not Company Products, as such term is defined above.

“Parent Group” means Parent and its direct and indirect Subsidiaries and Affiliates including, after the Effective Time, the Surviving Corporation.

“Parent Trading Price at Date of Accelerated Payment” means the mean of the average of the closing price of Parent Shares as reported on OTC Markets (or such national or foreign securities exchange on which Parent’s shares are listed) for the ten (10) trading days immediately prior to the earlier of (i) the date of closing of the Divestiture or (ii) any public announcement relating to the Divestiture (subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Parent Shares).

“Parent Trading Price at Delivery of Earnout Statement” means the mean of the average of the closing price prices of Parent Shares as reported on OTC Markets (or such national or foreign securities exchange on which Parent’s shares are listed) for the ten (10) trading days immediately prior to the earlier of (i) the date of Parent’s delivery of an Earnout Statement reflecting the amount of any Revenue Earnout Payment or Milestone Payment (as defined below), or (ii) any public announcement by Parent Group that it owes any Revenue Earnout Payment or Milestone Payment (subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Parent Shares).

“Per Unit Average Selling Price” means, with respect to a Company Product in a given Earnout Year, an amount equal to the greater of (1) the price per unit at which the Company sold such Company Product immediately preceding the Closing Date, and (2) the quotient of (x) the total amount of annual Net Sales of such Company Product, not including any such Company Products that are sold as a Bundled Product, divided by (y) the total number of units of such Company Products sold during such year, not including any such Company Products that are sold as a Bundled Product.

“Valid Claim” means a claim of any pending patent application or any issued, unexpired United States or granted foreign patent that has not been dedicated to the public, disclaimed, abandoned or held invalid or unenforceable by a court or other body of competent jurisdiction from which no further appeal can be taken, and that has not been explicitly disclaimed, or admitted in writing to be invalid or unenforceable or of a scope not covering a particular technology, product, services, process, or method through reissue, disclaimer or otherwise.

B.	Revenue Earnout Payments

During the Earnout Period, Parent shall pay the Company Securityholders an amount equal to the following (the “Revenue Earnout Payments”):

[*]% of Net Sales of Company Products for cumulative Net Sales between $0 and $[*] (this payment to be made in Parent Shares).

[*]% of Net Sales of Company Products for cumulative Net Sales between $[*] and $[*].

[*]% of Net Sales of Company Products for cumulative Net Sales between $[*] and $[*].

[*]% of Net Sales of Company Products for cumulative Net Sales between $[*] and $[*].

[*]% of Net Sales of Company Products for cumulative Net Sales between $[*] and $[*].

All of the payments set forth in this Section B above: (i) will be made for the preceding twelve month period ended June 30; and (ii) are due and payable within 90 days of June 30.

C.	Milestone Earnout Payments

In addition to the amounts payable under B above, during the Earnout Period, Parent shall pay the Company Securityholders an amount equal to the following (each a “Milestone Payment”):

Upon achieving the first occurrence of Net Sales of $[*] over any sequential four calendar quarter period, Parent will make a one-time payment to the Company Securityholders of an amount equal to $[*].

Upon achieving the first occurrence of Net Sales of $[*] over any sequential four calendar quarter period, Parent will make a one-time payment to the Company Securityholders of an amount equal to $[*].

Upon achieving the first occurrence of Net Sales of $[*] over any sequential four calendar quarter period, Parent will make a one-time payment to the Company Securityholders of an amount equal to $[*].

Upon achieving the first occurrence of Net Sales of $[*] over any sequential four calendar quarter period, Parent will make a one-time payment to the Company Securityholders of an amount equal to $[*].

Upon achieving the first occurrence of Net Sales of $[*] over any sequential four calendar quarter period, Parent will make a one-time payment to the Company Securityholders of an amount equal to $[*].

Upon achieving the first occurrence of Net Sales of $[*] over any sequential four calendar quarter period, Parent will make a one-time payment to the Company Securityholders of an amount equal to $[*].

All of the payments set forth in this Section C above are due and payable within 90 days of achieving the applicable milestone. For clarity, the Milestone Payments set forth above are one-time payments only, but if more than one milestone event occurs in any sequential four calendar quarter period, all corresponding Milestone Payments for such milestone events so occurring in such period shall be due as described in this Annex 1.

For example, if Net Sales reach $[*] for the sequential four calendar quarters ending December 31, 2018 (and no previous Milestone Payments have been made), Parent will make a Milestone Payment to the Company Securityholders in an amount equal to $[*], which will be paid on or before March 31, 2019, but no additional Milestone Payments will be payable to the Company Securityholders unless and until Net Sales reaches $[*] over any sequential four calendar quarter period.

D.	Reporting

Parent shall provide the Representative (1) within ninety (90) days after the end of each calendar year, a written report indicating, on a product-by-product basis, Parent’s calculation of Net Sales of Company Products and each component thereof, including total gross invoiced amounts and amounts deducted by category from gross invoiced amounts to calculate Net Sales, and (2) as soon as reasonably practicable following the due date for Parent Group’s release of earnings for each Earnout Year, but no later than ten (10) Business Days after such release, Parent’s calculation of the applicable Revenue Earnout Payment or Milestone Payment, if any, and information and data reflecting and demonstrating the Net Sales for such Earnout Year. All such amounts shall be expressed in U.S. dollars, and such reports shall include the rates of exchange used to convert to U.S. dollars from the currency in which such sales were made or payments received.

E.	Payment

On or before the tenth (10th) Business Day following the date on which the Representative accepts Parent’s calculation of the Revenue Earnout Payments or Milestone Payment (either by delivering written notice of acceptance to Parent or deemed acceptance under Section F below) or the Revenue Earnout Payment or Milestone Payment is finally determined under Section F below, Parent shall (i) pay to the Paying Agent, who shall in turn pay to each Company Securityholder such Company Securityholder’s Distribution Allocation of the cash portion of such Revenue Earnout Payment or Milestone Payment, by wire transfer of immediately available funds, and (ii) deliver to each Company Securityholder a number of Parent Shares (rounded to the nearest share) equal to (A) such Company Securityholder’s Distribution Allocation of the Parent Share portion of such Revenue Earnout Payment or Milestone Payment divided by (B) the Parent Trading Price at Delivery of Earnout Statement.

To the extent payment of any Accelerated Payment (as defined below), Revenue Earnout Payment or Milestone Payment in cash would disqualify the Mergers from being a reorganization under Section 368 of the Code and the Treasury Regulations promulgated thereunder as determined pursuant to the second sentence of Section 7.8(d), each party hereto agrees to such payment will be made in Parent Shares at the Parent Trading Price at Date of Accelerated Payment or Parent Trading Price at Delivery of Earnout Statement, as applicable.

F.	Objections

Parent shall, and shall cause its Parent Group to, keep complete, true and accurate books of account and records showing the derivation of the amounts of all Revenue Earnout Payments or Milestone Payments, including, without limitation, on a product-by-product basis, Parent’s calculation of Net Sales and each component thereof, including total gross invoiced amounts and amounts deducted by category from gross invoiced amounts to calculate Net Sales. Parent shall, and shall cause the Parent Group to provide Representative and its Agents with reasonable access during normal business hours to the books, records (including work papers, schedules, memoranda and other documents), supporting data and employees of Parent Group to the extent reasonably necessary to verify any Revenue Earnout Payment or Milestone Payment. If the Representative has any objections to the statements described in Section D above (each, an “Earnout Statement”), the Representative shall deliver to Parent a statement setting forth, in reasonable detail, its objections thereto (each, an “Earnout Objection Statement”). If an Earnout Objection Statement is not delivered to Parent within thirty (30) days after delivery of an Earnout Statement, such Earnout Statement as prepared by Parent shall be deemed irrevocably accepted by the Representative on behalf of the Company Securityholders and be final, binding and non-appealable by the parties and the Company Securityholders. The Representative and Parent shall negotiate in good faith to resolve the objections raised in any Earnout Objection Statement, but if they do not reach a final resolution within thirty (30) days after the delivery of an Earnout Objection Statement to Parent, any unresolved disputes shall be submitted to an independent national accounting firm mutually selected by Parent and the Representative (the “Earnout Accounting Firm”). In the event any such dispute is submitted to the Earnout Accounting Firm, each party shall be permitted to submit a statement setting forth its calculation of the applicable Revenue Earnout Payment or Milestone Payment, together with such supporting documentation as it deems appropriate, to the Earnout Accounting Firm. The Representative and Parent shall use their respective commercially reasonable efforts to cause the Earnout Accounting Firm to resolve such dispute as soon as practicable, but in any event within thirty (30) days after the date on which the Earnout Accounting Firm receives the applicable statements prepared by the Representative and Parent. The calculation of any Revenue Earnout Payment or Milestone Payment as finally determined by the Earnout Accounting Firm (which such determination shall be made in a manner consistent with the terms of this Agreement and shall not, for any Revenue Earnout Payment or Milestone Payment, be less than the amount set forth in the applicable Earnout Statement nor exceed the amount set forth in the applicable Earnout Objection Statement) shall be final, binding and non-appealable among the parties. Each party shall bear its own costs and expenses in connection with the resolution of such dispute by the Earnout Accounting Firm. All costs and expenses of the Earnout Accounting Firm, if any, shall be paid by the parties proportionately based on the difference of each party’s calculation of the applicable Revenue Earnout Payment or Milestone Payment as compared to the final determination of the Earnout Accounting Firm. For example, if Parent proposes a Revenue Earnout Payment or Milestone Payment of $100, the Representative proposes a Revenue Earnout Payment or Milestone Payment of $200, and the final determination of the Earnout Accounting Firm is $160, then 60% of the costs of the Earnout Accounting Firm’s review would be borne by Parent and 40% of such costs would be borne by the Representative (on behalf of the Company Securityholders). Notwithstanding the foregoing, in the event that the Earnout Accounting Firm determines that the actual amount of any Revenue Earnout Payment or Milestone Payment exceeds Parent’s determination of such Revenue Earnout Payment or Milestone Payment by five percent (5%) or more, then Parent shall pay all costs and expenses of the Earnout Accounting Firm and Representative (with respect to its resolution of the corresponding dispute.

G.           Divestiture

1.          If Parent (a) does not make all of the payments to the Company Securityholders under Sections B or C of this Annex 1 before May 3, 2022, and (b) closes a Divestiture before May 3, 2022, Parent shall make the Accelerated Payment (as defined below) to the Company Securityholders. Parent shall pay and deliver to the Paying Agent, who shall in turn (i) pay to each Company Securityholder such Company Securityholder’s Distribution Allocation of the cash portion of such Accelerated Payment, by wire transfer of immediately available funds, and/or (ii) deliver to each Company Securityholder a number of Parent Shares (rounded to the nearest share) equal to (A) such Company Securityholder’s Distribution Allocation of the Parent Share portion of such Accelerated Payment divided by (B) the Parent Trading Price at Date of Accelerated Payment.

“Accelerated Payment” means an amount equal to ten percent (10%) of the Divestiture Consideration (as defined below).

“Divestiture Consideration” means:

(i)          in the case of an asset sale or license (or sublicense) transaction, the sum of all cash and the fair market value of all securities or other property payable to Parent Group in consideration of the transaction at any time, less all current and long-term liabilities (but not contingent liabilities) of Parent Group that are not discharged or assumed by the buyer or licensee (or its affiliates) in connection with the transaction; or

(ii)         in the case of a merger or stock sale, the sum of all cash, and the fair market value of all securities and other property payable to the stockholders of Parent Group (and any option holders or warrant holders) in return for their stock (or options or warrants) in Parent Group at any time.

The valuation of any securities or other property shall be determined by reference to the operative transaction agreement for a respective merger, stock sale or asset sale, provided that, if no such valuation is readily determinable from such operative transaction agreement, then for securities for which there is an active public market;

(a)          if traded on a securities exchange or the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 10 day period ending three days prior to the closing of such transaction; or

(b)          if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 10 day period ending three days prior to the closing of such transaction.

The method of valuation of securities subject to investment letters or other similar restrictions on free marketability shall take into account an appropriate discount from the market value as determined pursuant to clause (a) or (b) above so as to reflect the approximate fair market value thereof.

For securities for which there is no active public market, the value shall be the fair market value thereof as either (i) determined in good faith by the Board of Directors of Parent, (ii) approved by the Representative, such approval not to be unreasonably withheld, or (iii) determined by a third party appraiser appointed and paid for by the Parent Group.

2.          Upon the closing of the Divestiture, all Revenue Earnout Payments and Milestone Payments shall immediately cease, and the provisions of Sections B and C above shall be thereafter null and void and of no effect, and no more Earnout Payments of Milestone Payments will be paid, except for those that are due and payable prior to the closing of the Divestiture.

I.	Miscellaneous.

1.          All payments required pursuant to this Annex 1 shall be deemed to be adjustments for Tax purposes to the aggregate consideration paid by Parent pursuant to this Agreement (in the case of Parent, in respect of the shares in the Surviving Company held by Parent as a result of the Mergers), unless otherwise required by applicable Law.

1.          Parent shall, and shall cause its Affiliates to, make an appropriate number of sales calls on not less than 75% of the clinicians identified in Attachment A to this Annex 1 for a period of no less than eighteen months, commencing on the Closing Date, and use Commercially Reasonable Best Efforts to sell the Company Products, which includes, without limitation, Parent engaging an appropriately incentivized sales force for the Company Products for a period of no less than eighteen months, commencing on the Closing Date. Notwithstanding the foregoing, the obligation of Parent to use, or cause its Affiliates to use, such Commercially Reasonable Best Efforts shall not be deemed a guarantee or assurance of any kind that any Net Sales will be earned. Except as specifically provided in this paragraph, from and after the Effective Time, all decisions and efforts with respect to the operation or conduct of business of the Surviving Company shall be in Parent’s sole and absolute discretion without any express or implied warranty or covenant of any kind to any Stockholder or anyone else. The parties acknowledge and agree that Parent and its Affiliates owe no fiduciary duty to the Company, the Surviving Company or the Stockholders with respect any payment under this Annex A.

2.          At any time following the day that is eighteen months after any Earnout Payment is due hereunder, the Surviving Company shall be entitled to require the Paying Agent to deliver to it any funds (including any earnings received with respect thereto) and any Parent Shares that had been made available to the Paying Agent with respect to such Earnout Payment and that have not been disbursed to Company Securityholders and thereafter such Company Securityholders shall be entitled to look only to Parent and the Surviving Company (subject to abandoned property, escheat or other similar Laws) and only as general creditors thereof with respect to the applicable portion of the Earnout Payment payable to them, without any interest thereon.

Exhibit A

CERTIFICATE OF INCORPORATION

OF

AYTU ACQUISITION CORPORATION, INC.

FIRST:	The name of the corporation is Aytu Acquisition Corporation, Inc. (the “Corporation”).

SECOND:	The address of the Corporation’s registered office in the State of Delaware is 3500 South DuPont Highway, in the City of Dover, Kent County, Delaware 19901. The name of its registered agent at such address is Incorporating Services, Ltd.

THIRD:	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:	The total number of shares that the Corporation shall have authority to issue is two million (2,000,000) shares, $0.0001 par value per share. The Corporation is authorized to issue one class of stock to be designated Common Stock.

FIFTH:	The name and mailing address of the incorporator are as follows:

Zachary R. Bishop	4101 Lake Boone Trail, Suite 300
Raleigh, NC 27607

SIXTH:	Unless and except that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

SEVENTH:	To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no present or former director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

EIGHTH:	The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact such person is or was a director, officer or employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

A-1

NINTH:	The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

TENTH:	In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise.

The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed.

Dated: May ___, 2017

Zachary R. Bishop, Incorporator

A-2

Exhibit B

Paying Agent Agreement

PAYING AGENT AGREEMENT

This Paying Agent Agreement (this “Agreement”) is entered into as of ________, 2017, by and among AYTU BIOSCIENCE, INC., a Delaware corporation (“Parent”), EARL BRIGHT (the “Representative”), and VStock Transfer, LLC, a California limited liability company (the “Paying Agent”).

RECITALS

A.           Pursuant to a Merger Agreement dated as of May ___, 2017 (the “Merger Agreement”), by and among Parent, Nuelle, Inc., a Delaware corporation (“Company”), AYTU ACQUISITION CORPORATION, INC., a Delaware corporation (“Merger Sub”), AYTU HOLDINGS, LLC, a Delaware limited liability company (“Second Merger Sub”), and the Representative, Merger Sub will merge with and into Company, leaving Company as the initial surviving corporation (the “Initial Surviving Corporation”). The Initial Surviving Corporation will then merge with and into Second Merger Sub, leaving Second Merger Sub as the surviving company (the “Surviving Company”). Capitalized terms used but not expressly defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

B.           The Merger Agreement describes an amount of shares of Parent common stock (the “Paying Agency Shares”) which Parent is required to deliver to the Paying Agent at the Closing for further distribution to the Company Securityholders and Creditors (each a “Payee”).

C.           Annex 1 of the Merger Agreement describes an amount of shares of Parent common stock (the “Paying Agency Earnout Shares”) and amounts of cash (the “Paying Agency Earnout Fund”) that Parent may be required to deliver to the Paying Agent for further distribution to the Payees.

D.           Annex 1 of the Merger Agreement additionally describes an amount of shares of Parent common stock (the “Paying Agency Acceleration Shares”) and amounts of cash (the “Paying Agency Acceleration Fund”) that Parent may be required to deliver to the Paying Agent for further distribution to the Payees.

E.           Through this Agreement, Parent and the Representative desire to appoint the Paying Agent as the “Paying Agent” under the Merger Agreement, and the Paying Agent desires to accept such appointment and to distribute the Paying Agency Shares, Paying Agency Earnout Shares, Paying Agency Earnout Fund, Paying Agency Acceleration Shares and Paying Agency Acceleration Fund and other materials discussed herein to the Payees pursuant to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

Article 11.Appointment of Paying Agent. Paying Agent hereby accepts appointment by Parent and the Representative as the “Paying Agent” under the Merger Agreement and, in such capacity, shall be authorized as the Paying Agent to act on behalf of the Surviving Company and Parent for the purpose of delivering the portion of the Aggregate Merger Consideration to be paid to Company Creditors as well as in exchange for shares of the Company’s stock and Convertible Debt (the “Company Securities”) and pay the same to the Payees upon satisfaction of the conditions set forth herein. Paying Agent hereby acknowledges that its duties, liabilities and rights as Paying Agent are as set forth herein and in the Letter of Transmittal.

Article 12.Receipt of Company Securities and Related Materials. In connection with the receipt of Company Securities and related materials:

Section 12.1         Documents To Be Received. With respect to an exchange of Company Securities, the Paying Agent shall receive (i) a Letter of Transmittal (or facsimiles thereof), properly executed in accordance with the instructions therein, (ii) subject to Section 3(i) hereof, a Company stock certificate(s) or convertible note (the “Certificate(s)”) from the Payees listed on the Distribution Schedule attached hereto as Exhibit A representing the Company Securities, and (iii) all other instruments and communications submitted to the Paying Agent in connection with the exchange of the Certificate(s), and the Paying Agent shall preserve the same, and upon request will deliver a copy of the same to Parent or otherwise disposed of them in accordance with the written instructions of the Parent.

Section 12.2         Examination of Documents. The Paying Agent shall examine the Letters of Transmittal and Certificate(s) and other documents received to ascertain whether: (i) the Letters of Transmittal and/or other documents appear to the Paying Agent to have been completed and executed in accordance with the instructions set forth in the Letter of Transmittal and (ii) the Certificate(s) appear to be properly surrendered and are in proper form for transfer in accordance with the instructions set forth in the Letter of Transmittal.

Section 12.3         Irregularities in Documents. In the event the Paying Agent determines that any Letter of Transmittal or other document has been improperly completed or executed, that any of the Certificate(s) are not in proper form, or some other irregularity exists, the Paying Agent shall follow its regular procedures to attempt to cause such irregularity to be corrected. As to any irregular item that the Paying Agent cannot resolve through its regular procedures, the Paying Agent shall consult with Parent and the Representative for instructions.

Section 12.4         Tax Documents. To the extent not included with the materials submitted with the Letter of Transmittal, the Paying Agent shall request and obtain from each Payee, before issuing any payment hereunder, tax identification numbers by means of a completed appropriate IRS Form W-9 or original W-8 and other forms and documents that the Paying Agent may reasonably request. The parties hereto understand that if such tax reporting documentation is not so certified to the Paying Agent, the Paying Agent may be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any interest and other earnings, if any, on the Paying Agency Earnout Fund and Paying Agency Acceleration Fund. To the extent that the Paying Agent becomes liable for the payment of any taxes in respect of income derived from the investment of funds held or payments made hereunder, the Parent and the Representative (solely on behalf of the Payees and not in its individual capacity) agree, jointly and severally, to indemnify the Paying Agent (and its officers, directors, employees, agents, attorneys and affiliates) (the “Paying Agent Indemnitees”) for, and hold the Paying Agent Indemnitees harmless against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against the Paying Agent Indemnitees, unless any such tax, addition for late payment, interest, penalties and other expenses shall arise out of or be caused by the actions or failure to act of the Paying Agent Indemnitees.

Article 13.Disbursement of Paying Agency Shares, Paying Agency Earnout Shares, Paying Agency Earnout Fund, Paying Agency Acceleration Shares and Paying Agency Acceleration Fund.

Section 13.1         Deposit of Paying Agency Shares. On the Closing Date, Parent will deliver issuance instructions to the Paying Agent with respect to the Paying Agency Shares, and will deposit with the Paying Agent, or cause a third party to deposit, in electronic or book-entry form evidence of the Paying Agency Shares.

Section 13.2         Disbursement of Paying Agency Shares to Payees. The Paying Agent agrees, promptly after notice from Parent of the closing of the transaction contemplated by the Merger Agreement (which such notice may be by e-mail) (the “Effective Time”), to deliver, to each Payee who has completed a Letter of Transmittal and returned it to the Paying Agent, together with Certificates representing outstanding Company Securities (or an affidavit of lost stock certificate in form reasonably acceptable to Parent and Paying Agent), that portion of the Paying Agency Shares payable to such Payee promptly after receipt of such documentation but in any event within three (3) Business Days thereafter.

Section 13.3         Deposit of Paying Agency Earnout Shares and Paying Agency Earnout Fund. If Revenue Earnout Payments or Milestone Payments are required by Annex 1 of the Merger Agreement, Parent will deliver issuance instructions to the Paying Agent with respect to the Paying Agency Earnout Shares, and will deposit with the Paying Agent in a special account immediately available funds the portion of the Paying Agency Earnout Fund and will deposit with the Paying Agent, or cause a third party to deposit, in electronic or book-entry form evidence of the portion of the Paying Agency Earnout Shares collectively equal to such Revenue Earnout Payment or Milestone Payment; provided that Parent shall provide to the Paying Agent and the Representative no later than forty-eight (48) hours prior to making such deposit notice of, and a disbursement schedule for, the Revenue Earnout Payment or Milestone Payment. The funds on deposit in the Paying Agency Earnout Fund shall remain uninvested. The wire transfer instructions for the transfer of all funds to be delivered to the Paying Agent hereunder are:

VStock Transfer, LLC

ABA No.:

Acct No.:

Attention:

As the Paying Agent for:

For further credit to account number:

Section 13.4         Disbursement of Paying Agency Earnout Shares and Paying Agency Earnout Fund to Payees. Subject to any applicable withholding or backup withholding requirements of Section 5 hereof, the Paying Agent agrees to make the appropriate payment to each Payee of such Payee’s portion of the Paying Agency Earnout Shares and Paying Agency Earnout Fund as set forth on a disbursement schedule provided by Parent and approved by the Representative in writing on the terms and conditions set forth herein, and in no event later than three (3) Business Days, after receiving all proper documentation from such Payee as described herein and approval of the Representative in writing.

Section 13.5         Deposit of Paying Agency Acceleration Shares and Paying Agency Acceleration Fund. If and only if Parent delivers to Representative written notice of a proposed Divestiture occurring on or before May 3, 2022 in accordance with the terms and conditions of Annex 1 of the Merger Agreement, then on or before the later of (a) closing of a Divestiture and (b) May 3, 2022, Parent will deliver issuance instructions to the Paying Agent with respect to the Paying Agency Acceleration Shares, will deposit with the Paying Agent in a special account immediately available funds the Paying Agency Acceleration Fund and will deposit with the Paying Agent, or cause a third party to deposit, in electronic or book-entry form evidence of the Paying Agency Acceleration Shares; provided that Parent shall provide to the Paying Agent and the Representative no later than forty-eight (48) hours prior to making such deposit notice of, and a disbursement schedule for, the Accelerated Payment. The funds on deposit in the Paying Agency Earnout Fund shall remain uninvested. The wire transfer instructions for the transfer of all funds to be delivered to the Paying Agent hereunder are:

VStock Transfer, LLC

ABA No.:

Acct No.:

Attention:

As the Paying Agent for:

For further credit to account number:

Section 13.6         Disbursement of Paying Agency Acceleration Shares and Paying Agency Acceleration Fund to Payees. Subject to any applicable withholding or backup withholding requirements of Section 5 hereof, the Paying Agent agrees to make the appropriate payment to each Payee of such Payee’s portion of the Paying Agency Acceleration Shares and Paying Agency Acceleration Fund as set forth on a disbursement schedule provided by Parent and approved by the Representative in writing on the terms and conditions set forth herein, and in no event later than three (3) Business Days, after receiving all proper documentation from such Payee as described herein and approval of the Representative in writing.

Section 13.7         Delivery and Cancellation of Certificate(s). A Payee will not receive any consideration for his, her or its shares of Company Securities unless and until such Payee delivers the Letter of Transmittal or a facsimile thereof, duly completed and signed, to the Paying Agent, together with the Certificate(s) representing such Company Securities and any required accompanying evidences of authority in form satisfactory to the Paying Agent, who may request direction from the Parent as to whether or not such documentation and evidences of authority are deemed satisfactory. If the Certificate(s) have been lost, destroyed or wrongfully taken, the Payee will not receive any consideration for his, her or its Company Securities unless and until such Payee delivers the documents referred to in Section 3(i). Upon making payment for Company Securities, the Paying Agent shall physically cancel the Certificate(s) and retain them on behalf of the Surviving Company.

Section 13.8         Payment in Another Name. If payment is to be made by the Paying Agent to a person other than the person in whose name a surrendered Certificate(s) is/are registered, the Paying Agent shall make no payment until the Certificate(s) so surrendered has/have been properly endorsed (or otherwise put in proper form for transfer), including, without limitation, a Medallion Signature Guaranty if necessary, and the person requesting such payment has paid any transfer or other taxes or governmental charges required by reason of such payment in a name other than that of the registered holder of the Certificate(s) or has established to the Paying Agent’s reasonable satisfaction that such tax or charge either has been paid or is not payable. Any tax information with respect to such payment which the Paying Agent is required to report pursuant to Section 5 of this Agreement shall list the registered holder of the Certificate(s) as the payee.

Section 13.9         Lost, Stolen or Mutilated Certificates. In the event a Payee claims a Certificate has been lost, stolen or destroyed, the Paying Agent shall mail to such Payee documentation and instructions necessary to be completed in order to effectively surrender the Company Securities represented by such Certificate, including instructions relating to the payment to secure an indemnity/surety bond. Upon its receipt of such items (in lieu of surrender of the lost, stolen or destroyed Certificate), accompanied by a duly executed Letter of Transmittal, the Paying Agent shall promptly make payment to the related holder in accordance with Sections 3(b), 3(d) and 3(f) hereof.

Article 14.Information and Reports.

Section 14.1         Monthly Report. Upon written request, the Paying Agent shall deliver to the Representative and Parent, at the addresses listed in Section 12(b) hereof, and to such other persons as the Representative or Parent may designate, a monthly report of the items presented for exchange. Each such report shall include: the number of shares of Company stock or Convertible Debt and, Paying Agency Earnout Shares, Paying Agency Acceleration Shares and cash paid in exchange therefore (previous period, current period and total).

Section 14.2         Maintaining Records. The Paying Agent shall keep and maintain complete and accurate ledgers showing all shares of Company stock and Convertible Debt. The Paying Agent is authorized to cooperate with and furnish information to any organization or its legal representatives designated from time to time by the Representative or Parent in any manner reasonably requested by either of them in connection with the Mergers and share exchange pursuant thereto.

Article 15.Tax Reporting.

Section 15.1         The Paying Agent shall prepare and mail to each Payee, other than Payee who demonstrate their status as nonresident aliens in accordance with United States Treasury Regulations, a Form 1099-B reporting any cash payments, in accordance with United States Treasury Regulations; the Paying Agent shall also prepare and electronically file copies of such Forms 1099-B with the Internal Revenue Service, in accordance with United States Treasury Regulations.

Section 15.2         If the Paying Agent has not received notice from the surrendering Payee of that Payee’s certified Taxpayer Identification Number, the Paying Agent shall deduct and withhold backup withholding tax from any cash payment made pursuant to Internal Revenue Code regulations.

Section 15.3         Upon Paying Agent’s request, Company agrees to consult with Paying Agent regarding Paying Agency’s tax inquiries.

Article 16.Delivery of Paying Agency Shares, , Paying Agency Earnout Shares, Paying Agency Earnout Fund, Paying Agency Acceleration Shares and Paying Agency Acceleration Fund. All distributions of Paying Agency Shares, Paying Agency Earnout Shares and Paying Agency Acceleration Shares shall be made directly to the Payees in accordance with the disbursement schedule as set forth on Exhibit A. The transfer of such Paying Agency Shares, Paying Agency Earnout Shares and Paying Agency Acceleration Shares shall be evidenced in electronic or book-entry form and not by delivery of stock certificates. All payments from the, Paying Agency Earnout Fund and Paying Agency Acceleration Fund shall be made by wire transfer of immediately available funds to the account designated by the receiving Payee in the applicable Letter of Transmittal (provided that wire instructions have been included in the applicable Letter of Transmittal).

Article 17.Compensation. Parent agrees to pay upon demand the fees of the Paying Agent and the reasonable expenses and disbursements incurred by the Paying Agent under this Agreement as set forth on Exhibit B.

Article 18.Duties of the Paying Agent. In the execution of its duties hereunder, the Paying Agent:

Section 18.1         shall have no duties or obligations other than those specifically set forth herein, all of which are ministerial and non-fiduciary in nature, or as may be subsequently agreed to in writing by the Paying Agent, the Representative and Parent, and no implied duties or obligations shall be read into this Agreement against the Paying Agent;

Section 18.2         shall not be regarded as making any representation as to, and shall have no responsibility for the validity, sufficiency, value or genuineness of any Certificate(s), and the Paying Agent shall not be required to make any representations as to the validity, sufficiency, value or genuineness of the Mergers;

Section 18.3         shall not be obligated to expend any of its own funds or to take any legal action hereunder which might in the Paying Agent’s sole judgment require it to risk the Paying Agent’s own funds or incur any liability;

Section 18.4         may rely on and be protected in acting in reliance upon any stock certificate, stock power, affidavit, instrument, opinion, notice, letter, facsimile transmission, telex, telegram, electronic transmission or other document or security delivered to the Paying Agent and believed by the Paying Agent in good faith to be genuine and to have been signed by the proper party or parties;

Section 18.5         may rely on and be protected in acting in reliance upon the written instructions of the Representative, Parent or any other employee or representative designated by either of the Representative or Parent in accordance with this Agreement with respect to any matter relating to the Paying Agent’s actions hereunder;

Section 18.6         shall have no obligation to make any payment as the Paying Agent unless Parent shall have provided the necessary available funds to make such payments;

Section 18.7         shall not be liable or responsible for any failure of the Representative, Parent or the Surviving Company to comply with any of their respective obligations relating to the Mergers, including, without limitation, obligations under applicable securities laws;

Section 18.8         shall not be liable for any error in judgment made or action taken or omitted by Paying Agent in good faith in the course of performance or administration under this Agreement. The Paying Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Paying Agent’s gross negligence or willful misconduct in breach of this Agreement was the sole cause of any loss to Parent. Under no circumstances shall the Paying Agent be liable for special, indirect, incidental, punitive or consequential loss or damage of any kind (including, without limitation, lost profits), even if Paying Agent has been advised in advance of the possibility of such loss or damage;

Section 18.9         may consult with counsel satisfactory to it (including in-house counsel) and shall be held harmless in relying on the advice or opinion of such counsel in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of such counsel; and

Section 18.10         is authorized, in its sole discretion, to comply with final orders issued or process entered by any court with respect to the Paying Agency Shares, Paying Agency Earnout Shares, Paying Agency Earnout Fund, Paying Agency Acceleration Shares and Paying Agency Acceleration Fund or this Agreement, without determination by the Paying Agent of such court’s jurisdiction in the matter. If any portion of the Paying Agency Shares, Paying Agency Earnout Shares, Paying Agency Earnout Fund, Paying Agency Acceleration Shares or Paying Agency Acceleration Fund is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Paying Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Paying Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

The provisions of this Section 8 shall survive the termination of this Agreement or the resignation or removal of the Paying Agent.

Article 19.Indemnification of Paying Agent. From and at all times after the date of this Agreement, Parent and Representative (solely on behalf of the Payees and not in its individual capacity), jointly and severally, shall, to the fullest extent permitted by law, indemnify and hold harmless each Paying Agent Indemnitee against any and all actions, claims (whether or not valid), losses, damages, liabilities, penalties, costs and expenses of any kind or nature (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Paying Agent Indemnitees, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Parent, Representative and any Payee, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance in connection with this Agreement or any transactions contemplated herein, whether or not any such Paying Agent Indemnitee is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Paying Agent Indemnitee shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Paying Agent Indemnitee in breach of this Agreement. Parent and Representative (solely on behalf of the Payees and not in its individual capacity) further agree, jointly and severally, to indemnify each Paying Agent Indemnitee for all costs, including without limitation reasonable attorney’s fees, incurred by such Paying Agent Indemnitee in connection with the enforcement of Parent’s and Representative’s indemnification obligations hereunder. The provisions of this Section 9 shall survive the termination of this Agreement or the resignation or removal of the Paying Agent.

Article 20.Termination of Agreement. This Agreement shall terminate either:

Section 20.1         upon the exchange of all shares of Company Securities and distribution in full of the Paying Agency Shares, Paying Agency Earnout Shares, Paying Agency Earnout Fund, Paying Agency Acceleration Shares and Paying Agency Acceleration Fund;

Section 20.2         following the date that no further Revenue Earnout Payment, Milestone Payment, or Accelerated Payment can become due and payable by Parent, upon the distribution of all amounts remaining of the Paying Agency Shares, Paying Agency Earnout Shares, Paying Agency Earnout Fund, Paying Agency Acceleration Shares and Paying Agency Acceleration Fund in accordance with the provisions of Sections 3(b), 3(d) and 3(f) hereof; or

Section 20.3         at the option of the Representative and Parent, on the one hand, or the Paying Agent, on the other hand, with thirty (30) days’ prior written notice.

Upon any termination of this Agreement pursuant to subsection (c) of this Section 10, the Paying Agent shall promptly deliver to Parent any Certificate(s), funds or other property not permitted to be retained by the Paying Agent. After such time, any party entitled to such Certificate(s), funds or property shall look solely to Parent, not to the Paying Agent or Representative, and any liability of the Paying Agent with respect thereto shall cease.

Article 21.Force Majeure. No party shall be liable to any other, or held in breach of this Agreement, if prevented, hindered, or delayed in performance or observance of any provision contained herein by reason of act of God, riots, acts of war, acts of terrorism, epidemics, governmental action or judicial order, earthquakes, or similar cause (including, but not limited to, mechanical, electronic or communications interruptions, disruptions or failures).

Article 22.Miscellaneous.

Section 22.1         Governing Law; Jurisdiction. This Agreement will be construed under and governed by the laws of the State of New York without regard to the conflicts of law principles of any jurisdiction. Except as otherwise provided in the Merger Agreement, each of the parties submits to the jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

Section 22.2         Notices. All notices required or permitted to be given under this Agreement will be in writing and will be deemed given (i) when delivered in person, (ii) on the next business day after being deposited with a nationally recognized overnight courier service addressed as set forth below or (iii) upon dispatch if sent by facsimile with telephonic confirmation of receipt from the intended recipient to the facsimile number set forth below (or to such other respective addresses as may be designated by notice given in accordance with the provisions of this Section, except that any notice of change of address will not be deemed given until actually received by the party to whom directed):

If to Representative:

Earl Bright

2570 W. El Camino Real

Suite 310

Mountain View, CA 94040

Attention: Earl Bright

E-mail: ebright@nuelle.com

with a copy to:

Wilson Sonsini Goodrich & Rosati P.C.

650 Page Mill Road

Palo Alto, CA 94304

E-mail: poettinger@wsgr.com

Attention: Philip Oettinger

If to Parent:

Aytu BioScience, Inc.

373 Inverness Parkway, Suite 206

Englewood, CO 80112

E-mail:

Attention:

with a copy to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, NC 27607

Facsimile: (919) 781-4865

E-mail: dmannheim@wyrick.com

Attention: David Mannheim

If to the Paying Agent:

VStock Transfer, LLC, a California limited liability company

______________

Attention:

Section 22.3         Entire Agreement. This Agreement supersedes all prior agreements between the parties with respect to the subject matter of this Agreement. This Agreement constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

Section 22.4         Amendments and Waivers. This Agreement may not be amended, modified, altered or supplemented without the prior written consent of all parties to the Agreement. No failure or delay by any party to exercise any right or remedy under this Agreement will constitute as a waiver of such right or remedy.

Section 22.5         Severability of Invalid Provision. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 22.6         Successors and Assigns. This Agreement is enforceable by, and inures to the benefit of, the parties to this Agreement and their respective successors and assigns. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned by any party to this Agreement without the prior written consent of the other parties hereto and any attempt to do so will be void.

Section 22.7        Status of Parties. The relationship of the parties to each other in the execution and performance of this Agreement shall be that of independent contractors.

Section 22.8         Rules of Construction. Section headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of the provisions of this Agreement. This Agreement has been negotiated on behalf of the parties with the advice of legal counsel and no general rule of contract construction requiring an agreement to be more stringently construed against the drafter or proponent of any particular provision may be applied in the construction or interpretation of this Agreement. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms. Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

Section 22.9         Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile will be deemed to be their original signatures for all purposes.

Section 22.10      Cumulative Remedies. The powers, rights, privileges and remedies provided in this Agreement are cumulative and not exclusive or alternative and are in addition to any and all other powers, rights, privileges and remedies granted by law, rule, regulation or instrument.

Section 22.11      Further Assurances. Each of the parties shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement.

Section 22.12       Patriot Act. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a Trust or other legal entity the Paying Agent will ask for documentation to verify its formation and existence as a legal entity. The Paying Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

Section 22.13       Third Party Beneficiaries. This Agreement is not intended to be for the benefit of or to be enforceable by any third party; and no third party shall be entitled to claim that it is a third party beneficiary hereof. Neither party shall make any commitments with third parties that are binding on the other party without the other party’s prior written consent.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

PAYING AGENT:

VStock Transfer, LLC, a California limited liability company

By
Name:
Title:

PARENT:

AYTU BIOSCIENCE, INC., a Delaware corporation

By
Name:
Title:

REPRESENTATIVE:

EARL BRIGHT

By

[Signature page of Paying Agent Agreement]

Exhibit A

Distribution Schedule

As provided to Paying Agent on ___________, 2017.

Exhibit B

Schedule of Fees for Services as

Paying Agent

Exhibit C

Form of Letter of Transmittal

LETTER OF TRANSMITTAL

for Securities

of

NUELLE, INC.

The Paying Agent for the Merger is: VStock Transfer, LLC

DELIVERY INSTRUCTIONS
VStock Transfer, LLC Attn: _____ 18 Lafayette Place Woodmere, NY 11598
For information please email info@vstock.com or call (212) 828-8436

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. IF CERTIFICATES ARE REGISTERED IN DIFFERENT NAMES, A SEPARATE LETTER OF TRANSMITTAL MUST BE SUBMITTED FOR EACH DIFFERENT REGISTERED HOLDER. SEE INSTRUCTION 4.

Ladies and Gentlemen:

In connection with the merger (the “Merger”) of Aytu Acquisition Corporation, Inc. (“Merger Sub”), a wholly owned subsidiary of Aytu Bioscience, Inc. (“Buyer”), with and into Nuelle, Inc. (the “Company”), and immediately following the Merger, the surviving corporation’s merger with and into Aytu Holdings, LLC, a wholly-owned subsidiary of Buyer (“Second Merger Sub”), all in accordance with that certain Merger Agreement dated as of May ___, 2017 (the “Merger Agreement”), by and among Buyer, Merger Sub, Second Merger Sub, the Company, and Earl Bright as “Representative,” the undersigned herewith surrenders the below described Secured Convertible Promissory Notes of the Company, Securities of Company Common Stock, par value $.001 per share, and/or Securities of Company Preferred Stock, par value $.001 per share (collectively, the “Securities”), as applicable, and the certificate(s) (the “Certificate(s)”) representing such Securities (collectively, the Certificate(s) are referred to herein as the “Exchange Documentation”) to be exchanged for the consideration payable pursuant to the Merger Agreement, without interest (and subject to applicable withholding and other adjustments) as contemplated by the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

By delivery of this Letter of Transmittal to VStock Transfer, LLC (the “Paying Agent”), the undersigned hereby (i) forever waives all appraisal rights under applicable Delaware law, (ii) withdraws all written objections to the Merger and/or demands for appraisal, if any, with respect to the Securities owned by the undersigned, (iii) appoints and irrevocably constitutes, effective as of the date of the Merger Agreement, Earl Bright as the Representative (and any successor Representative appointed in accordance with the terms of the Merger Agreement), with all power and authority set forth in and contemplated by the Merger Agreement, (iv) acknowledges and agrees that the Securities (and the Exchange Documentation representing such Securities, where applicable) will be cancelled as of the Effective Time in exchange for the consideration payable pursuant to the terms of the Merger Agreement, (v) acknowledges that the undersigned shall be bound by all actions taken by the Representative in connection with or related to the matters set forth in or reasonably contemplated by the Merger Agreement, including, without limitation, Section 8.1 thereof, and hereby adopts, ratifies, confirms and approves in all respects all such actions, and (v) acknowledges, agrees and confirms that, by his, her or its execution of this Letter of Transmittal, the undersigned hereby accepts that portion of the Aggregate Merger Consideration to which he, she or it is entitled under the Merger Agreement subject to, from and after the Closing, the indemnification obligations, and related limitations on such indemnification obligations, of a “Company Securityholder” under the Merger Agreement for his, her or its applicable share of any Losses under Article VII of the Merger Agreement, including, among other things, that except in the event of fraud, the undersigned’s indemnification obligations shall be limited as described in Section 7.2(b) of the Merger Agreement.

This Letter of Transmittal should be completed and returned to the Paying Agent by all Company Securityholders surrendering Securities with all other documents required by this Letter of Transmittal to be delivered to the Paying Agent in exchange for the Merger Consideration payable in respect of such Securities. The undersigned understands that surrender is not made in acceptable form until the receipt by the Paying Agent of this Letter of Transmittal duly completed and signed, and of the appropriate Exchange Documentation, together with all accompanying evidences of authority in form satisfactory to Buyer (which may delegate power in whole or in part to the Paying Agent). All questions as to validity, form and eligibility of any surrender of Securities hereby will be determined by Buyer (which may delegate power in whole or in part to the Paying Agent) and such determination shall be final and binding. The undersigned understands that payment for surrendered Securities delivered to the Paying Agent will be made as promptly as practicable after the later of the Closing Date or the surrender of the Securities is made in acceptable form. The undersigned understands that by surrendering the Securities, the undersigned also surrenders Securities that may be issued, acquired or granted to the undersigned after the Securities are surrendered and prior to the closing of the Merger.

By signing this Letter of Transmittal, (i) the undersigned acknowledges and agrees that the Representative shall not have any liability to the Stockholders, Buyer, Merger Sub, Second Merger Sub, the Company or their respective affiliates for any act done or omitted under the Merger Agreement or under any other related agreement as Representative (except in the case of willful misconduct or fraud), and (ii) the undersigned agrees to indemnify, hold harmless and defend the Representative from and against all losses arising out of or in connection with (A) the Representative’s actions taken, or omissions to act, arising out of, in connection with, or otherwise with respect to the Merger Agreement, and (B) actions taken with respect to the Merger Agreement believed by the Representative to be within the scope of its authority; provided that such Losses do not arise out of the willful misconduct or fraud of the Representative.

By signing this Letter of Transmittal the undersigned hereby represents and warrants to Buyer, Merger Sub, Second Merger Sub, the Company and Paying Agent that (a) the undersigned has received a copy of the Merger Agreement and understands the terms, conditions and transactions (including any obligations of the Company Securityholders or payments that may be adjusted, offset or made from the Aggregate Merger Consideration) described therein, (b) the undersigned has full power, authority, and legal capacity to execute and deliver this Letter of Transmittal and to consummate the transactions contemplated by this Letter of Transmittal and the Merger Agreement, (c) this Letter of Transmittal has been duly executed and delivered and constitutes a legal, valid, and binding obligation of the undersigned, enforceable in accordance with its terms, (d) the undersigned is the record and beneficial owner of the Securities shown in the box on page four of this Letter of Transmittal, free and clear of all encumbrances or other obligations under any contract to sell, dispose or transfer such Securities (other than pursuant to the Merger Agreement), and possesses full legal right, power, and authority to deliver and surrender all right, title, and interest in and to such Securities (and the Exchange Documentation representing such Securities, where applicable), for cancellation at the Effective Time pursuant to the terms of the Merger Agreement, without the consent of any third party that has not also executed this Letter of Transmittal, and (e) the undersigned has no, and has no right or obligation to acquire any, other Securities or other securities of any type or nature of the Company. The undersigned hereby understands, acknowledges and agrees that all of the representations, warranties and agreements contained in this Letter of Transmittal shall survive the Merger.

This Letter of Transmittal shall be governed by and construed in accordance with the internal substantive laws of the State of North Carolina applicable to contracts executed in and to be performed in that state, without regard to the conflicts of laws principles thereof to the extent the same would require the application of the laws of another jurisdiction. No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned. The surrender of the Securities hereby made is irrevocable. The undersigned will, upon request, execute and deliver any additional documents reasonably deemed appropriate or necessary by Buyer or Paying Agent in connection with the surrender of the Securities.

For and in consideration of the right to receive the applicable portion of the Aggregate Merger Consideration, the undersigned hereby releases, acquits and forever discharges Buyer, the Company, each of Buyer’s and the Company’s respective subsidiaries and affiliates and each of Buyer’s, the Company’s and Buyer’s and the Company’s respective subsidiaries’ and affiliates’ present, former and future officers, directors, attorneys, agents, representatives, trustees, affiliates and employees and each of their respective heirs, executors, administrators, successors and assigns (each, a “Released Party”), of and from any and all manner of action or actions, cause or causes of action, demands, rights, damages, debts, dues, sums of money, accounts, reckonings, costs, expenses, responsibilities, covenants, contracts, controversies, agreements and claims whatsoever, whether known or unknown, of every name and nature, both in law and in equity (each, a “Claim”), which the undersigned or any of the undersigned’s heirs, executors, administrators, successors or assigns (collectively, “Releasing Party”) ever had, now has, or which the undersigned or the undersigned’s heirs, executors, administrators, successors or assigns hereafter may have or shall have against the Company or any other Released Party arising out of any matters, causes, acts, conduct, claims, circumstances or events occurring or failing to occur or conditions existing at or prior to the Effective Time; provided, however, that the foregoing release shall not cover or otherwise in any way affect (i) the right to receive the payments due to the undersigned pursuant to or any other rights of the undersigned arising under the Merger Agreement and any document contemplated by the Merger Agreement, whether as of the date hereof or following the date hereof, (ii) if the undersigned is a present or former employee or consultant of Company, rights to earned but unpaid cash compensation, including any bonuses, or unreimbursed business expenses incurred as of the Effective Time and reimbursable pursuant to the Company’s business expense policy, (iii) unreimbursed claims under employee health, welfare and pension plans, consistent with the terms of coverage, and (iv) rights of indemnification, advance of expenses, reimbursement and other coverage for liability pursuant to the Company Charter, the Company’s Bylaws and any indemnification agreement with the Company or any directors’ and officers’ liability insurance policy. Neither the undersigned nor any of the undersigned’s heirs, executors, administrators, successors or assigns has heretofore assigned, and shall not hereafter sue any Released Party upon, any Claim released, acquitted or discharged or purported to be released, acquitted or discharged under this paragraph.

The undersigned acknowledges and agrees that, as set forth in Section 1.4(f) of the Merger Agreement, at Closing the Parent Securities to be issued pursuant to the Merger Agreement will not be registered under the Securities Act, or under any state securities laws. Under the Securities Act, such securities will be not be eligible for transfer except in accordance with applicable law and the provisions of the Merger Agreement. Prior to transfer, such Securities must be (i) registered under the Securities Act or (ii) otherwise be eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act.

Please issue the payment to which the undersigned is entitled in the name set forth and deliver such payment by the method set forth, unless otherwise indicated.

PLEASE CAREFULLY READ THE ACCOMPANYING
INSTRUCTIONS

DO NOT USE WHITEOUT OR CORRECTION TAPE – DO NOT CROSS OUT INCORRECT
INFORMATION

CONTACT VSTOCK TRANSFER, LLC, TEL _____ FOR ADDITIONAL COPIES OF THE
LETTER OF TRANSMITTAL

DESCRIPTION OF CERTIFICATES AND SURRENDERED SECURITIES
Name(s) and Address of Registered Holder(s) (Please fill in, exactly as name(s) appear(s) on Share Certificate(s))
Security Position(s) Surrendered (Attach additional signed list if necessary)
Type of Interest	Class/Series of Share(s)/Notes (e.g., Common Stock, Series A Preferred Stock or Series A-1 Preferred Stock)	Certificate Number(s)	Check Box if Lost/Misplaced (See Instruction 10)	Number of Securities or Principal Amount Represented by Certificate(s)
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COMPLETE ONLY ONE OF THE PAYMENT INSTRUCTION SECTIONS BELOW

CHECK PAYMENT INSTRUCTIONS

If you wish to have cash consideration to be issued to you in the Merger (as defined herein) sent by check, please complete the remainder of this Letter of Transmittal and provide mailing address instructions below.

Address ____________________________________________________________________________________

City, State, Zip _______________________________________________________________________________

Country ____________________________________________________________________________________

WIRE PAYMENT INSTRUCTIONS

If you wish to have cash consideration to be issued to you in the Merger (as defined herein) sent by wire transfer, please complete the remainder of this Letter of Transmittal and provide wire instructions below or include such instructions herewith. For international wires, please provide the SWIFT code (BIC) in the Fedwire ABA Number field and the complete IBAN in the Account Number field, if available.

Bank Name _________________________________________________________________________________

Fedwire ABA Number* ________________________________________________________________________

Account Name** ____________________________________________________________________________

Account Number ____________________________________________________________________________

FFC Account Name (if applicable) ________________________________________________________________

FFC Account Number (if applicable) ________________________________________________________________

Bank Contact/Telephone Number ________________________________________________________________

*Please provide valid Fedwire ABA (Check validity here: http://www.fedwiredirectory.frb.org/search.cfm)

**Please provide the name on the account not the type of account

(If wire is to be issued to an account in a name other than that set forth in the description of Securities surrendered box above, See Instructions 3, 4, 5 and 7)

SPECIAL PAYMENT/DELIVERY INSTRUCTIONS (See Instructions 3, 4, 5, 7 and 11)

If you wish to have cash consideration to be issued in a name other than that of the registered holder and sent by check, please complete the remainder of this Letter of Transmittal and provide the payment instructions below.***

Payee Name _______________________________________________________________________________

Address __________________________________________________________________________________

City, State, Zip _____________________________________________________________________________

Country __________________________________________________________________________________

Tax Identification Number**** ________________________________________________________________

***Requires signature guarantee. See Instruction No. 3 to this Letter of Transmittal. ****Fill in Taxpayer Identification Number of Payee. See Instruction 11 to this Letter of Transmittal.

IMPORTANT – COMPANY SECURITYHOLDER SIGNATURE PAGE
Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s), a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. Signature below certifies that no language alterations have been made in any way to this form of Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 4. (For information concerning signature guarantees see Instruction 3.)

Dated ________________________

Sign Here X ______________________________________________________________________________
(Signature(s) of Owner(s))

Name(s) _________________________________________________________________________________
(Please Print)

Capacity _________________________________________________________________________________
(See Instruction 4)

Address _________________________________________________________________________________

Area Code & Telephone No. _____________________________

Email Address _______________________________________________________________________________

(Complete the attached Form W-9. See instruction 11.)

STOP – CAREFULLY REVIEW INSTRUCTION 3 PRIOR TO COMPLETING REMAINDER OF PAGE

Securities need not be endorsed and transfer powers and signature guarantees are unnecessary unless (a) the Securities are registered in a name other than that of the person surrendering the Securities or (b) such registered holder completes the Special Payment/Delivery Instructions or requests payment to a name other than the registered holder.

SIGNATURE GUARANTEE
(This section should be completed by the individual applying the MSG Stamp)

(Apply Medallion Signature Guarantee Stamp Here)

Authorized Signature ____________________________

Name ________________________________________
(Please Print)

Title _________________________________________
(Please Print)

Name of Firm __________________________________

Area Code & Telephone No. _______________________

Address ______________________________________

INSTRUCTIONS

1.	Delivery of Letter of Transmittal and Surrender of Exchange Documentation. This Letter of Transmittal, filled in and signed, must be used in connection with the delivery and surrender of the Exchange Documentation. A Letter of Transmittal and Exchange Documentation must be received by Paying Agent in satisfactory form in order to make an effective surrender. Delivery of the Exchange Documentation and other documents, as applicable, shall be effected, and the risk of loss and title to the Exchange Documentation shall pass, only upon proper surrender of the Exchange Documentation to Paying Agent. The method of surrender of the Exchange Documentation and other documents is at the election and risk of the holder. If such surrender is by mail, registered mail with return receipt requested, properly insured, is recommended. Surrender may be made by mail, by hand or by overnight courier to VStock Transfer, LLC, as Paying Agent, at one of the addresses shown above. Upon surrender of the Exchange Documentation, any Securities issued subsequent to such surrender and prior to the closing of the Merger shall be deemed to be surrendered for payment.

2.	Terms of Conversion of the Securities. Each Equity Interest (as shown in the box on the second page of this Letter of Transmittal) will be converted at the Effective Time of the Merger into the right to receive the consideration payable pursuant to the Merger Agreement, without interest (and subject to applicable withholding contemplated by the Merger Agreement).

3.	Guarantee of Signature. Securities need not be endorsed and transfer powers and signature guarantees are unnecessary unless (a) the Securities are registered in a name other than that of the person surrendering the Securities or (b) such registered holder completes the Special Payment/Delivery Instructions or requests payment to a name other than the registered holder. In the case of (a) above, any such Securities must be duly endorsed or accompanied by a properly executed transfer power with the signature on the endorsement or transfer power and on the Letter of Transmittal guaranteed by a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an “Eligible Institution”). In the case of (b) above, only the signature on the Letter of Transmittal should be similarly guaranteed.

4.	Signatures on Letter of Transmittal and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Securities surrendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Exchange Documentation, without alteration, enlargement or any change whatsoever. If any of the Securities surrendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Exchange Documentation.

If any of the Securities surrendered hereby are held of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If this Letter of Transmittal or any Exchange Documentation or transfer power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted.

If this Letter of Transmittal is signed by the registered holder(s) of the Securities listed and surrendered hereby, no endorsements of Exchange Documentation or separate transfer powers, as applicable, are required unless payment is to be issued in the name of a person other than the registered holder(s). Signatures on any such Exchange Documentation or transfer powers, as applicable, must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Securities listed and surrendered hereby, the Securities must be endorsed or accompanied by appropriate transfer powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the Equity Documentation. Signature(s) on any such Exchange Documentation or transfer powers must be guaranteed by an Eligible Institution.

5.	Transfer Taxes. The registered holder(s) of the Securities surrendered hereby will bear liability for any state stock transfer taxes applicable to the delivery of checks in payment for surrendered Securities; provided, however, that if any such check is to be issued to any person(s) other than the registered holder(s) of the surrendered Securities, it shall be a condition of the issuance and delivery of such check that the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such person(s)) payable on account of the transfer (or transfers) of the surrendered Securities shall be delivered to Paying Agent or satisfactory evidence of the payment of such taxes or nonapplicability thereof shall be submitted to Paying Agent before such check will be issued.

6.	Validity of Surrender, Irregularities. All questions as to validity, form and eligibility of any surrender of Exchange Documentation hereby will be determined by Buyer (which may delegate power in whole or in part to Paying Agent), and such determination shall be final and binding. Buyer reserves the right to waive any irregularities or defects in the surrender of any Exchange Documentation and its interpretations of the terms and conditions of the Merger Agreement and of this Letter of Transmittal (including these instructions) with respect to such irregularities or defects shall be final and binding. A surrender will not be deemed to have been made until all irregularities have been cured or waived. Parties entitled to payment may be contacted by Buyer or Paying Agent and requested to provide any missing or incomplete information.

7.	Special Payment and Delivery Instructions. Indicate the name and address to which payment for the Securities is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal.

8.	Requests for Information or Additional Copies. Information and additional copies of this Letter of Transmittal may be obtained by contacting Vstock Transfer, LLC at _____.

9.	Inadequate Space. If the space provided on this Letter of Transmittal is inadequate, the Share certificate numbers, if applicable, and number of Securities should be listed on a separate signed schedule affixed hereto.

10.	Letter of Transmittal Required; Surrender of Exchange Documentation; Lost Exchange Documentation. You will not receive any cash for your Securities unless and until you deliver this Letter of Transmittal duly completed and signed to Paying Agent, together, as applicable, with the Exchange Documentation and any required accompanying evidences of authority in form satisfactory to the Buyer. If any Exchange Documentation has been lost or destroyed, such fact should be indicated on the face of this Letter of Transmittal

11.	Form W-9. Each holder surrendering Securities for payment is required to provide Paying Agent with a correct Taxpayer Identification Number (“TIN”) and certain other information on a Form W-9, or an appropriate IRS Form W-8. For more information, see “Important Tax Information” below.

Important Tax Information:

In order to avoid backup withholding of United States federal income tax, United States federal income tax law generally requires that if your Securities are accepted for payment, you or your assignee (in either case, the “Payee”) must provide the Paying Agent (the “Payor”) with the Payee’s correct Taxpayer Identification Number (“TIN”), which, in the case of a Payee who is an individual, is the Payee’s social security number. If the Payor is not provided with the correct TIN or an adequate basis for an exemption, the Payee may be subject to a $50 penalty imposed by the Internal Revenue Service (“IRS”) and backup withholding of a portion (currently 28%) of the gross proceeds received pursuant to the Merger. Backup withholding is not an additional tax. Rather, the tax liability of a person subject to backup withholding will be reduced by the amount withheld. If withholding results in an overpayment of taxes, a refund may generally be obtained from the IRS provided that the required information is timely furnished to the IRS.

To prevent backup withholding, each Payee must provide such Payee’s correct TIN by completing the Form W-9 set forth herein, certifying that (i) the TIN provided is correct, (ii) (a) the Payee is exempt from backup withholding, (b) the Payee has not been notified by the IRS that such Payee is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the payee that such Payee is no longer subject to backup withholding, and (iii) the Payee is a U.S. Person (including a U.S. resident alien).

Certain Payees (including, among others, certain corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt Payee that is a U.S. person should check the “Exempt payee” box on the Form W-9. In order for a nonresident alien individual or foreign entity to establish its exemption from backup withholding, such person must submit an appropriate and properly completed Form W-8BEN, W-8ECI, W-8EXP or W-8IMY, as the case may be, signed under penalties of perjury attesting to such exempt status. Such forms may be obtained from the Paying Agent or the IRS at its Internet website: www.irs.gov.

PAYEES ARE URGED TO CONSULT THEIR TAX ADVISOR REGARDING BACKUP WITHHOLDING. FAILURE TO COMPLETE AND RETURN THE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION (CURRENTLY 28%) OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER.